PROSPECTUS SUPPLEMENT
(To Prospectus dated November 18, 2002)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-72708
$137,351,213

NEW SOUTH MOTOR VEHICLE  TRUST 2002-A
Issuer

NEW SOUTH FEDERAL SAVINGS BANK
Originator and Servicer

Bond Securitization, L.L.C.
Depositor

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-7 of this prospectus supplement and on page 3 of the attached prospectus.

These notes are asset backed securities issued by a trust. The notes are not obligations of New South Federal Savings Bank, the depositor or any of their affiliates.

Neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
Offered notes:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$35,000,000	1.44%	December 15, 2003
Class A-2 Notes	$45,400,000	1.94%	December 15, 2005
Class A-3 Notes	$56,951,213	3.03%	November 15, 2010

	Initial Public Offering Price	Underwriting Discount	Proceeds to the Originator
Per Class A-1 Note	100.00000%	0.25%	99.750000%
Per Class A-2 Note	99.99790%	0.25%	99.747900%
Per Class A-3 Note	99.97761%	0.25%	99.727610%
Total	$137,337,508.22	$343,378.03	$136,994,130.19

•	The notes are secured by the assets of the trust, which consist primarily of motor vehicle installment sales contracts secured by new and used automobiles and light-duty trucks.

•	The trust will pay interest and principal on the notes on the 15th day of each month or, if the 15th is not a business day, the next business day, commencing in December 2002.

•	The trust will generally pay principal sequentially to the earliest maturing class of notes then outstanding until paid in full.

•
The timely payment of interest on each class of notes and the payment of principal on the final scheduled payment date for each class of the notes will be insured under an unconditional and irrevocable note guaranty insurance policy issued by Ambac Assurance Corporation as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Banc One Capital Markets, Inc.

The date of this prospectus supplement is November 18, 2002.

i

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about New South Motor Vehicle Trust 2002-A, including terms and conditions that apply to the notes to be issued by the trust. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We tell you about the notes in two separate documents that progressively provide more detail:

•	the attached prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

We have started with several introductory sections in this prospectus supplement describing the notes and the trust in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the trust; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the Table of Contents included in the attached prospectus provide the page numbers on which those captions are located.

We are not offering the notes in any state where the offer of the notes is not permitted.

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SUMMARY OF TERMS

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer/Trust

New South Motor Vehicle Trust 2002-A, a common law trust, will issue the notes and be liable for their payment. The trust’s principal asset will be a pool of motor vehicle installment sales contracts secured by new and used automobiles and light-duty trucks, that are collectively referred to in this prospectus supplement as the “receivables.”

Depositor

Bond Securitization, L.L.C., a Delaware limited liability company, is a wholly-owned special purpose subsidiary of Banc One Financial Corporation. The depositor will sell the receivables to the trust. The depositor is located at 1 Bank One Plaza, Chicago, Illinois 60670.

Originator and Servicer

New South Federal Savings Bank, referred to in this prospectus supplement as the “bank,” is a federally chartered savings bank and is a wholly-owned subsidiary of New South Bancshares, Inc. The bank, as “originator,” purchased the receivables, without recourse, from automobile dealers and will sell the receivables to the depositor. The bank, as “servicer,” will service the receivables on behalf of the trust. So long as the bank is the servicer, the trust will pay the servicer a servicing fee for each month equal to the sum of (1) one-twelfth of 1.00% of the principal balance of the receivables at the beginning of the previous month and (2) a supplemental servicing fee equal to all administrative fees, expenses and charges paid by obligors, including any late fees, extension fees, modification fees and liquidation fees collected during each month and any expenses incurred by the servicer in connection with the repossession and resale of financed vehicles. The bank is located at 1900 Crestwood Boulevard, Birmingham, Alabama 35210. Its telephone number is (205) 951-4000.

Insurer

Ambac Assurance Corporation or “Ambac” is a Wisconsin-domiciled stock insurance company and will be the insurer for the notes.

Trustees

Notes	JPMorgan Chase Bank, a New York banking corporation, as indenture trustee.

Certificates	Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee.

Offered Notes

The trust will issue the following three classes of asset backed notes:

•	$35,000,000 Class A-1 1.44% asset backed notes

•	$45,400,000 Class A-2 1.94% asset backed notes

•	$56,951,213 Class A-3 3.03% asset backed notes

The notes are designated as the “Class A-1 notes,” the “Class A-2 notes” and the “Class A-3 notes” and are collectively referred to in this prospectus supplement as the “notes.” The notes are being offered by this prospectus supplement.

The trust will also issue one certificate, which represents the residual interest in the trust and is not offered hereby. The certificate will be initially held by the bank as “certificateholder.”

Closing Date

The trust expects to issue the notes on or about November 26, 2002.

Minimum Denominations

The notes will be issued in minimum denominations of $1,000.

Payment Date

On the 15th day of each month or, if the 15th day is not a business day, the next business day, the trust will pay interest and principal on the notes. The first payment date will be December 16, 2002.

Record Dates

On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record dates for the notes will be the business day immediately preceding the payment date. If definitive notes have been issued, the record date for the notes will be the last day of the month preceding the payment date.

Final Scheduled Payment Date

The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the respective final scheduled payment date for that class of notes specified on the cover page of this prospectus supplement or, if such date is not a business day, the next business day.

Interest Rates

The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes	“Actual/360”, accrued from payment date to payment date.

Other Notes	“30/360”, accrued from the 15th day of the previous month to the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date for each class of notes will be the product of:

•	the applicable outstanding principal balance;

•	the applicable interest rate; and

•
in the case of the Class A-1 Notes, the actual number of days in the interest accrual period (or, in the case of the first payment date, 20 days) divided by 360; and, in the case of the other classes of notes, 30 (or, in the case of the first payment date, 19 days) divided by 360.

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest”.

Cutoff Dates

The initial cutoff date for the pool of receivables will be the close of business on October 31, 2002. The cutoff date for the additional receivables will be the close of business three days prior to the date, which is referred to in this prospectus supplement as the “funding date”, on which the additional receivables are purchased by the trust.

Property of the Trust

The property of the trust will include the following:

•
the initial receivables and the collections on the receivables after the cutoff date for the initial pool of receivables, excluding amounts collected in respect of interest accrued on the initial receivables prior to the closing date;

•
the additional receivables and the collections on the additional receivables after the cutoff date for the additional receivables, excluding amounts collected in respect of interest accrued on the additional receivables prior to the funding date;

•	security interests in the vehicles financed by the receivables;

•	amounts on deposit in certain accounts owned by the trust and eligible investments of those accounts, other than investment earnings on the capitalized interest account;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by dealers that originated the receivables;

•	all right, title and interest of the originator, other than with respect to any dealer premiums, with respect to the receivables under the dealer agreements; and

•	other rights under documents relating to the receivables.

The property of the trust will not include collections attributable to interest accrued on the initial receivables prior to the closing date, even if those collections are received after the initial cutoff date. However, collections attributable to interest accrued on the initial receivables during the period from the initial cutoff date to the closing date will be applied by the bank on the first payment date, first, if there is any shortfall in the amount of collections available to make the payments described in clauses (1) through (4) under “—Priority of Distributions” below, to make a deposit into the collection account in the amount of that shortfall and, second, to make a deposit into the reserve account, if necessary, so that the amount on deposit in the reserve account on the first payment date is not less than $683,000.

The property of the trust will also not include collections attributable to interest accrued on the additional receivables prior to the funding date even if those collections are received after the additional cutoff date. These collections will be the property of the bank and will not be used to fund the reserve account.

The Receivables

All receivables were originated by dealers and purchased by the originator from dealers pursuant to dealer agreements. All of the receivables were underwritten by the originator using its own underwriting criteria.

The initial pool of receivables will have the following characteristics as of the initial cutoff date:

Aggregate Principal Balance	$125,991,299.79
Number of Receivables	11,201
Average Principal Balance	$11,248.22
Weighted Average Contract Rate	11.56%
(Range)	3.500% to 27.600%
Weighted Average Original Term to Stated Maturity in months	61.05
(Range)	12 months to 84 months
Weighted Average Remaining Term to Stated Maturity in months	45.77
(Range)	1 month to 84 months
Weighted Average FICO Score*	671
Percentage of Initial Pool Balance for New/Used Vehicles	9.41%/90.59%

*Based on accounts with a Non-Zero Credit Score

Additional Receivables

On the closing date, approximately $10,000,000 of the proceeds from the sale of the notes by the trust will be deposited in the pre-funding account. During the pre-funding period, the trust will use the funds on deposit in the pre-funding account to acquire additional receivables on the funding date.

On the first payment date following the termination of the pre-funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (other than investment earnings or income) and distribute them to the noteholders to prepay the notes on a pro rata basis, based on the original principal balance of each class of notes as a fraction of the original principal balance of the notes. However, if the amount of funds remaining on deposit in the pre-funding account is less than or equal to $100,000, those funds will be distributed to the noteholders to prepay the notes in sequential order of priority beginning with the Class A-1 notes. See “Description of the Notes—Pre-funding Account” in this prospectus supplement.

Capitalized Interest Account

The bank anticipates that the average interest rate earned by the trust on the investment of funds in the pre-funding account may be less than the weighted average interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, the bank will deposit $38,150.40 into the capitalized interest account on the closing date. On each payment date during the pre-funding period, a portion of the balance in the capitalized interest account will be applied to make up for this shortfall, if any. All amounts remaining on deposit in the capitalized interest account on the payment date immediately following the end of the pre-funding period will be released to the bank.

Priority of Distributions

From the collections on the receivables during the prior calendar month, the trust will pay the following amounts on each payment date in the following order of priority:

(1) Servicing Fee—to the servicer, first, the amount needed to reimburse any outstanding servicer advances and, second, the servicing fee (including any supplemental servicing fees) and all unpaid servicing fees (including any supplemental servicing fees) from prior collection periods;

(2) Trustee Fees—to the owner trustee and the indenture trustee, the fees and expenses payable to the owner trustee and indenture trustee, subject to an annual maximum limit of $25,000 for the owner trustee and $50,000 for the indenture trustee;

(3) Interest—to the noteholders, the accrued note interest;

(4) Insurance Premium—to the insurer, premiums on the insurance policy;

(5) Principal—to the note distribution account, the principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the aggregate principal amount of the notes as of the preceding payment date, after giving effect to any principal payments on the notes on the preceding payment date over (b) the sum of the aggregate principal balance of the receivables as of the last day of the preceding month and the amount on deposit in the pre-funding account (other than investment earnings or income) and, on or after the final scheduled payment date for a class of notes, will not be less than the amount that is necessary to reduce the outstanding principal amount of that class of notes and all earlier maturing classes of notes to zero;

(6) Reimbursement of Draws on Insurance Policy—to the insurer, any amount needed to reimburse the insurer for draws on the insurance policy, plus interest at the late payment rate;

(7) Reserve Account Deposit—to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the required balance;

(8) Other Amounts Payable to the Insurer—to the insurer, any other amounts payable to the insurer under the insurance agreement;

(9) Additional Trustee Fees—to the owner trustee and indenture trustee, any fees and expenses payable to the owner trustee and indenture trustee to the extent not previously paid; and

(10) Certificateholder—to the certificateholder, any amounts remaining in the collection account.

Sequential Principal Payments

From deposits made to the note distribution account, the trust will pay principal on the notes in the following order of priority:

•	to the Class A-1 notes until they are paid in full;

•	to the Class A-2 notes until they are paid in full; and

•	to the Class A-3 notes until they are paid in full.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Change in Priority of Principal Distribution upon Acceleration of the Notes

The order of priority for distributions will change following the acceleration of the notes.

Following the acceleration of the notes, payments of principal on the notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes and Class A-3 notes.

For a more detailed description of the events of default and the rights of investors in such circumstances, you should refer to “Description of the Notes—The Indenture—Events of Default” and “Description of the Notes—The Indenture—Rights Upon Event of Default” in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

Credit Enhancement

Credit enhancement for the notes will be provided by excess interest on the receivables, the reserve account and the insurance policy. Credit enhancement provides protection for the notes against losses and delays in payment.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, amounts owed to the insurer, the owner trustee and the indenture trustee and interest on the notes each month, there is expected to be excess interest.

Reserve Account

As described under “—Property of the Trust” above, collections attributable to interest accrued on the initial receivables during the period from the initial cutoff date to the closing date, in an amount not to exceed $683,000, will be used to fund the reserve account on the first payment date so that the amount on deposit in the reserve account will not be less than $683,000. To the extent that those collections are not sufficient to fund the reserve account up to $683,000, the bank will deposit any shortfall into the reserve account on the first payment date. After collections attributable to interest accrued on the initial receivables during the period from the initial cutoff date to the closing date or other funds provided by the bank have been deposited into the reserve account so that the amount on deposit in the reserve account is not less than $683,000, any additional collections attributable to interest accrued on the initial receivables for the period from the initial cutoff date to the closing date will be the property of the bank and will not be deposited into the reserve account.

Generally, the balance required to be on deposit in the reserve account will be the greater of (a) 5.0% of the outstanding principal balance of the receivables as of the last day of the related collection period and (b) the sum of (i) 1.0% of the outstanding principal balance of the initial receivables as of the initial cutoff date plus (ii) 1.0% of the outstanding principal balance of the additional receivables as of the cutoff date for the additional receivables.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after the first six clauses listed in “Priority of Distributions” above are satisfied.

If, for any payment date—other than the first payment date—the collections on the receivables are insufficient to make the payments described in the first six clauses listed in “Priority of Distributions” above, the indenture trustee will withdraw funds from the reserve account to pay such amounts. No funds will be withdrawn from the reserve account to cover any shortfall in required payments on the first payment date.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

Insurance Policy

The insurer will issue a financial guaranty insurance policy for the benefit of the holders of the notes. Under this insurance policy, the insurer will unconditionally and irrevocably guarantee the timely payments of scheduled payments of interest and the payment of principal on each class of notes on the final scheduled payment date for that class of notes. The insurance policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part.

Optional Redemption

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the sum of the initial receivables pool balance as of the initial cutoff date and the aggregate principal balance of the additional receivables as of the additional cutoff date. The purchase price will not be less than the outstanding principal amount of the notes plus accrued and unpaid interest on the notes. The trust will apply such payment to the redemption of the notes in full.

It is expected that, at the time this redemption option becomes available to the servicer, only the Class A-3 notes will be outstanding.

Material Federal Income Tax Consequences

Mayer, Brown, Rowe & Maw, special federal tax counsel to the depositor, is of the opinion that, for United States federal income tax purposes, the notes will be treated as debt. Mayer, Brown, Rowe & Maw is also of the opinion that the trust will be disregarded as a separate entity for United States federal income tax purposes and will not be subject to United States federal income tax.

We suggest that you and your tax advisors review the information under the caption “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA Considerations

Subject to the restrictions discussed in “ERISA Considerations”, the notes may be purchased by employee benefit plans and accounts if one or more administrative exemptions apply.

See“ERISA Considerations” in this prospectus supplement and the prospectus.

Legal Investment

The Class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

No Listing of the Securities

The securities will not be listed on any national securities exchange. See “Risk Factors—The absence of a secondary market could limit your ability to resell your securities” in the accompanying prospectus.

Registration, Clearance and Settlement

DTC/Clearstream/Euroclear.

Risk Factors

You should consider the principal risks of an investment in the notes set forth under the caption “Risk Factors” in this prospectus supplement and the prospectus.

Ratings

It is a condition to the issuance of the notes that the:

•	Class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies; and

•	Class A-2 notes and Class A-3 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading “Risk Factors” beginning on page 3 of the prospectus, which are the principal risks of an investment in the notes.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors, including the following:

•
The rate of return of principal is uncertain. The amount of distributions of principal on the notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, the originator may be obligated to purchase receivables from the trust if a representation, warranty or covenant is breached. A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal balance of the notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the notes.

•
You may be unable to reinvest distributions in comparable investments. You alone will bear any reinvestment risks resulting from a faster or slower incidence of repayment of the notes. Such reinvestment risks include the risk that interest rates may be lower at the time you received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

•
An early termination will shorten the life of your investment, which may reduce your yield to maturity. If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your notes plus accrued interest through the related interest accrual period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

You should consider that, in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that, in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account	The trust has access to a pre-funding account. On one occasion following the closing date, the trust may purchase receivables with funds on deposit in the pre-funding account.
You will receive as a prepayment of principal any amounts remaining in the pre-funding account that have not been used to purchase receivables on the date specified in this prospectus supplement. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the originator to obtain receivables meeting the requirements for sale to the trust will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.

Ratings on the notes are dependent upon the insurer’s creditworthiness
The ratings of the notes will depend primarily (and, if the outstanding principal balance of the notes were to exceed the aggregate principle amount of the receivables, the ratings of the notes will depend entirely) on the creditworthiness of Ambac as provider of the insurance policy relating to the notes. There is a risk that if Ambac’s claims-paying ability ratings are reduced, the rating agencies may reduce the ratings on the notes.

Voting rights and default remedies may be exercised by the insurer
So long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, the insurer will be treated as a 100% holder of the notes. As a result, the insurer will have the right to exercise all of the voting rights of the noteholders, which include the rights:

•	to declare an event of default and accelerate the payment of principal of the notes following an event of default;

•	to direct the indenture trustee to sell the receivables after an event of default and acceleration of the notes;

•	to consent to the appointment of a successor servicer; and

•
to consent to all amendments and actions that require noteholder consent, except, in the case of any amendment that would require the consent of all affected noteholders, the consent of the affected noteholders will be required in addition to the consent of the insurer.

Actions pursued by the insurer under these circumstances could be adverse to the interests of the noteholders, and the insurer will have no obligation to consider any possible adverse effects to such interests.

Following an event of default and acceleration of the notes, so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, the insurer will have the right, but not the obligation to cause the sale of the receivables, which may result in the prepayment of your notes in advance of the final scheduled payment date for your notes.

Following an event of default, the indenture trustee will continue submitting claims under the insurance policy to enable the trust to make payments to the noteholders each month. However, following an event of default, the insurer, in its sole discretion, may also elect to prepay all or any portion of the principal of the outstanding notes, which payments of principal will be made, first to the Class A-1 notes, until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes and Class A-3 notes, plus accrued interest. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on the notes.

If the insurer has paid the principal amount of any note, the insurer will be considered the holder of that note, to the extent of the principal amount paid, for all purposes under the indenture, the sale and servicing agreement and the other transaction documents. After the payment of the principal amount of any note by the insurer, the note will continue to be considered outstanding, and the insurer will be entitled to exercise voting rights with respect to that note. In these circumstances, the insurer will be entitled to exercise voting rights as a holder of the notes, even if the insurer is insolvent or has defaulted on its obligations under the insurance policy.

This prospectus supplement provides information regarding only a portion of the receivables, and additional receivables added to the receivables pool could have different characteristics
This prospectus supplement describes only the characteristics of the receivables as of the initial cutoff date. The additional receivables transferred to the trust during the pre-funding period will have characteristics that differ somewhat from the characteristics of the initial receivables as of the initial cutoff date described in this prospectus supplement. We do not expect the characteristics of additional receivables to differ materially from the initial receivables as of the initial cutoff date, and each additional receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. However, you should be aware that the additional receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the initial cutoff date disclosed in this prospectus supplement.

The indenture trustee may sell the receivables in an event of default
If the final scheduled payment dates of the notes are accelerated following an event of default under the indenture, the indenture trustee may, under some circumstances, sell the receivables and prepay the notes. Upon a sale of the receivables following an event of default, the Class A-2 and Class A-3 noteholders will not receive any payments of principal until the Class A-1 notes have been paid in full.

See“Description of the Notes—The Indenture—Rights Upon Event of Default” in this prospectus supplement.

You may experience reduced returns and delays on your securities resulting from changes in delinquency levels and losses
We cannot assure you that the historical levels of delinquencies and losses experienced by the servicer on its loan portfolio will be indicative of the performance of the receivables or that similar levels will be experienced in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

The concentration of the receivables in specific geographic areas may increase your risk of loss	Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.
As of the initial cutoff date, the billing addresses of the obligors of the receivables were recorded as being in the following states:

Alabama	49.04%
Texas	26.24%
Georgia	12.76%

No other state, by billing addresses, constituted more than 10% of the balance of the receivables as of the initial cutoff date.

Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

The issuance of notes with an aggregate principal balance in excess of the aggregate principal balance of the receivables creates a risk that prepayments could adversely affect the ability of the trust to repay your notes

As of the closing date, the total principal balance of the notes will be equal to approximately 101% of the sum of the aggregate principal balance of the receivables, plus amounts on deposit in the pre-funding account. As a result, noteholders will have to rely on excess interest to bring the aggregate principal balance of the notes into parity with the aggregate principal balance of the receivables.

To the extent that you must rely on excess spread to repay a portion of the principal balance on your notes, you could be adversely affected by prepayments on the receivables (particularly receivables with high interest rates), because such prepayments would diminish the amount of excess spread that would subsequently be available to pay that principal. In addition, payments on the notes may be more sensitive to increased rates of default on the receivables than would be the case were the aggregate principal balance of the notes not issued in an amount in excess of the aggregate receivables balance. Furthermore, if an event of default under the indenture occurs and the receivables are liquidated at a time when the aggregate outstanding principal balance of the notes exceeds the aggregate receivables balance, noteholders may suffer a loss if the insurer were to default on its obligation to pay principal on the final scheduled payment date for each class of notes, unless the receivables are liquidated at a premium at least equal to the amount of such excess.

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the prospectus, have the meanings set forth in the “Glossary of Terms” starting on page S-54 of this prospectus supplement.

THE TRUST

Limited Purpose and Assets

New South Motor Vehicle Trust 2002-A (the “Trust’’) is a common law trust formed pursuant to a trust agreement dated as of the closing date (the “Trust Agreement’’) among Bond Securitization, L.L.C. as depositor (the “Depositor’’), New South Federal Savings Bank, as servicer (the “Servicer’’), and Wilmington Trust Company, as owner trustee (the “Owner Trustee’’), the Trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificate;

•	making payments on the notes and the certificate; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

The Trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under “—The Owner Trustee”.

The Owner Trustee

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation, and its principal offices are located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890. The Owner Trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the Owner Trustee set forth in the trust agreement. The Originator, the Servicer, the Depositor and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

The Indenture Trustee

JPMorgan Chase Bank is the indenture trustee (the “Indenture Trustee”) under the Indenture. JPMorgan Chase Bank is a New York banking corporation, and its principal offices are located at 4 New York Plaza, 6th Floor, New York, New York 10004-2413. The Indenture Trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the Indenture Trustee set forth in the Indenture. The Originator, the Servicer, the Depositor and their affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

THE TRUST PROPERTY

The notes will be collateralized by the “Trust Property’’, which will include the motor vehicle installment contracts assigned to the Trust on the closing date (the “Initial Receivables”) and the motor vehicle installment contracts assigned to the Trust on the Funding Date (the “Additional Receivables’’). On the closing date, the Bank, as originator (the “Originator”), will sell the Initial Receivables to the Depositor, which will, in turn, sell those Initial Receivables to the Trust. On the Funding Date, the Originator will sell the Additional Receivables to the Depositor, which will, in turn, sell the Additional Receivables to the Trust. The Initial Receivables and Additional Receivables are referred to in this prospectus supplement, collectively, as the “Receivables.” The Trust Property also includes:

•
all monies received under the Initial Receivables after October 31, 2002 (the “Initial Cutoff Date’’) (excluding amounts collected in respect of interest accrued on the Initial Receivables prior to the closing date) and all monies received under the Additional Receivables after the third Business Day preceding the Funding Date (the “Additional Cutoff Date’’) (excluding amounts collected in respect of interest accrued on the Additional Receivables prior to the Funding Date);

•	security interests in the financed vehicles and any other property securing the Receivables;

•	the rights of the Originator to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles;

•
the rights of the Originator to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

•
such amounts as from time to time may be held in the Collection Account, the Note Distribution Account, the Reserve Account, the Pre-funding Account and the Capitalized Interest Account (excluding investment earnings and income), established and maintained by the Servicer pursuant to the Sale and Servicing Agreement—other than any collections excluded from the Trust Property as described in the first bullet point above;

•
the rights of the Trust under the Sale and Servicing Agreement and the other transaction documents, including the right to cause the Originator or the Servicer to purchase Receivables following the breach of certain representations, warranties and covenants;

•	all right, title and interest of the Originator, other than with respect to any dealer premiums, with respect to the Receivables under the related dealer agreements; and

•	all proceeds of any and all of the foregoing.

THE RECEIVABLES POOL

Pool Composition

The Receivables purchased by the Trust were selected from the Originator’s portfolio by several criteria, including, as of the Related Cutoff Date, the following:

•	each Receivable is a simple interest receivable, as described under “The Receivables Pools” in the accompanying prospectus;

•	each Receivable has an outstanding principal balance greater than or equal to $500;

•	each Receivable has a contract rate of no less than 3.50%;

•	each Receivable has an original term to stated maturity of not more than 84 months, and each Receivable has a remaining term to stated maturity of 1 month or more as of the Related Cutoff Date;

•	each Receivable is not more than 30 days contractually past due as of the Related Cutoff Date; and

•	each Receivable satisfies the other criteria set forth under “The Receivables Pools” in the accompanying prospectus.

The Originator considers an account past due if any payment or portion thereof in an amount of $10 or more is not received by the due date for that payment.

No selection procedures believed by the Originator to be materially adverse to the noteholders or the Insurer were used in selecting the Receivables.

The composition, distribution by contract rate, distribution by remaining term to stated maturity, geographic distribution and distribution by remaining principal balance, in each case of the Initial Receivables, as of the Initial Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables

Total
Aggregate Principal Balance	$125,991,299.79
Number of Receivables	11,201
Average Principal Balance	$11,248.22
Weighted Average Contract Rate	11.56%
Contract Rate (Range)	3.500% to 27.600%
Weighted Average Original Term to Stated Maturity (in months)	61.05
Original Term (Range)	12 months to 84 months
Weighted Average Remaining Term to Stated Maturity (in months)	45.77
Remaining Term (Range)	1 month to 84 months
Weighted Average FICO Score (based on accounts with a non-zero credit score)	671
Percentage of Initial Pool Balance for New/Used Vehicles	9.41% to 90.59%

Distribution by Contract Rate of the Initial Receivables as of the Initial Cutoff Date

Contract Rate (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
3.500% to 4.000%	1	$21,542.51	0.02%
4.001% to 5.000%	0	$0.00	0.00%
5.001% to 6.000%	19	$200,660.26	0.16%
6.001% to 7.000%	515	$7,813,959.66	6.20%
7.001% to 8.000%	970	$13,488,300.73	10.71%
8.001% to 9.000%	1,099	$14,674,850.63	11.65%
9.001% to 10.000%	1,407	$17,314,773.23	13.74%
10.001% to 11.000%	1,196	$13,469,338.52	10.69%
11.001% to 12.000%	1,038	$11,973,216.83	9.50%
12.001% to 13.000%	1,138	$12,171,672.78	9.66%
13.001% to 14.000%	866	$8,838,425.14	7.02%
14.001% to 15.000%	691	$6,847,208.25	5.43%
15.001% to 16.000%	498	$4,688,077.54	3.72%
16.001% to 17.000%	295	$2,533,285.32	2.01%
17.001% to 18.000%	367	$3,223,033.36	2.56%
18.001% to 19.000%	276	$2,308,940.41	1.83%
19.001% to 20.000%	255	$2,069,780.03	1.64%
20.001% to 21.000%	151	$1,260,341.02	1.00%
21.001% to 22.000%	142	$1,078,548.98	0.86%
22.001% to 23.000%	82	$627,568.21	0.50%
23.001% to 24.000%	105	$718,169.53	0.57%
24.001% to 25.000%	56	$422,652.59	0.34%
25.001% to 26.000%	20	$145,599.32	0.12%
26.001% to 27.000%	11	$79,388.24	0.06%
27.001% and above	3	$21,966.70	0.02%

Total	11,201	$125,991,299.79	100.00%

Distribution by Remaining Term to Stated Maturity of the Initial Receivables as of the Initial Cutoff Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
1 to 12 months	532	$1,898,593.36	1.51%
13 to 24 months	1,460	$8,408,322.78	6.67%
25 to 36 months	2,595	$22,585,061.91	17.93%
37 to 48 months	2,916	$33,445,511.10	26.55%
49 to 60 months	2,905	$43,672,056.76	34.66%
61 to 72 months	792	$15,943,856.75	12.65%
73 to 84 months	1	$37,897.13	0.03%

Total	11,201	$125,991,299.79	100.00%

Geographic Distribution of the Initial Receivables as of the Initial Cutoff Date

State	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Alabama	5,741	$61,784,024.76	49.04%
Texas	2,740	$33,061,904.77	26.24%
Georgia	1,350	$16,071,545.95	12.76%
Mississippi	523	$5,181,539.39	4.11%
Florida	257	$3,049,430.82	2.42%
Tennessee	199	$2,318,689.01	1.84%
South Carolina	92	$1,269,708.27	1.01%
Arkansas	103	$1,178,181.89	0.94%
All Other	196	$2,076,274.93	1.65%

Total	11,201	$125,991,299.79	100.00%

•	Numbers by state are based on billing address of the obligors as of the Initial Cutoff Date, which may differ from the state of origination of the Receivable.

•	“Other” includes 37 other states, none of which have Receivables in excess of 0.94% of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Initial Receivables as of the Initial Cutoff Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$500.00 to $5,000.00	1,285	$4,891,533.59	3.88%
$5,000.01 to $10,000.00	3,991	$30,616,192.91	24.30%
$10,000.01 to $15,000.00	3,504	$42,885,271.95	34.04%
$15,000.01 to $20,000.00	1,617	$27,712,164.51	22.00%
$20,000.01 to $25,000.00	544	$11,997,345.16	9.52%
$25,000.01 to $30,000.00	168	$4,542,004.10	3.61%
$30,000.01 to $35,000.00	62	$1,980,835.45	1.57%
$35,000.01 to $40,000.00	17	$642,087.44	0.51%
$40,000.01 to $45,000.00	2	$85,801.90	0.07%
$45,000.01 to $50,000.00	5	$236,086.46	0.19%
$50,000.01 to $55,000.00	2	$100,909.38	0.08%
$55,000.01 to $60,000.00	1	$58,923.04	0.05%
$60,000.01 to $65,000.00	1	$62,385.81	0.05%
$65,000.01 to $70,000.00	0	$0.00	0.00%
$70,000.01 to $75,000.00	0	$0.00	0.00%
$75,000.01 to $80,000.00	0	$0.00	0.00%
$80,000.01 and greater	2	$179,758.09	0.14%

Total	11,201	$125,991,299.79	100.00%

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Securities” in the accompanying prospectus. In addition, no principal payments will be made:

•	on the Class A-2 notes, until the Class A-1 notes have been paid in full, and

•
on the Class A-3 notes, until the Class A-1 notes and Class A-2 notes have been paid in full (except in the circumstances described under “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default Under the Indenture”, in which case the Class A-2 notes and the Class A-3 notes will be paid ratably).

As the rate of payment on principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier than its respective Final Scheduled Payment Date.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the Originator and/or the Servicer may be obligated to purchase Receivables from the Trust. See “Description of the Sale and Servicing Agreement—Sale and Assignment of the Receivables” in this prospectus supplement. A higher than anticipated rate of prepayments will reduce the Pool Balance faster than expected and thereby reduce the outstanding amounts of the notes and the anticipated aggregate interest payments on the notes.

If Available Funds and the amount, if any, withdrawn from the Reserve Account are not sufficient to pay the Principal Distribution Amount in full on any Payment Date, the Insurer will have the option, in its sole discretion, to make an Insurer Optional Deposit in an amount equal to all or any portion of the shortfall. The Insurer’s decision to make an Insurer Optional Deposit will therefore affect the rate of payment of principal of the notes.

There is also a possibility of increased prepayments on one or more classes of the notes if there is a failure to acquire Additional Receivables and funds remain in the Pre-funding Account at the end of the Pre-funding Period which are applied to pay principal on those classes.

Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.

See “Risk Factors—Your yield to maturity may be reduced by prepayments” and “Risk Factors—You may experience reduced returns on your notes resulting from distributions of amounts in the pre-funding account”.

Weighted Average Life of the Notes

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables to be transferred to the Trust.

The table captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that:

•	the Receivables prepay in full at the specified constant ABS percentage monthly, with no defaults, losses or purchases;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes are made on each Payment Date and each such date is assumed to be the 15th day of each applicable month;

•
the balance in the Reserve Account on the closing date is zero, no deposit is made to the Reserve Account on the first Payment Date and the balance in the Reserve Account will increase to the Specified Reserve Account Balance as a result of deposits to the Reserve Account on each Payment Date and will thereafter be equal to the Specified Reserve Account Balance on each Payment Date;

•	all of the funds in the Pre-funding Account are used to purchase Additional Receivables;

•	the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted to do so as described in “Summary of Terms—Optional Redemption”;

•	the Initial Cutoff Date is October 31, 2002;

•	the weighted average contract rate of the Additional Receivables is 9.500%; and

•	the closing date is November 26, 2002.

The ABS tables set forth the percent of the initial principal amount of each class of notes and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS tables also assume that the Receivables have been aggregated into 22 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the 22 pools, which is based on its aggregate principal balance and original term to stated maturity and remaining term to stated maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to stated maturity.

Hypothetical Receivables Pools

Pool	Cutoff Date	Aggregate Principal Balance	Contract Rate	Original Term to Stated Maturity (in months)	Remaining Term to Stated Maturity (in months)
1	October 31, 2002	$10,306,916.14	13.412%	58	18
2	October 31, 2002	8,893,091.35	13.862	57	28
3	October 31, 2002	13,691,970.56	13.746	58	34
4	October 31, 2002	14,163,462.22	12.848	59	40
5	October 31, 2002	19,282,048.88	11.637	59	46
6	October 31, 2002	6,465,131.74	10.966	62	49
7	October 31, 2002	13,158,300.27	10.405	62	53
8	October 31, 2002	15,994,377.46	10.034	63	57
9	October 31, 2002	8,054,247.29	9.588	63	60
10	October 31, 2002	12,339,101.76	9.805	67	63
11	October 31, 2002	3,642,652.12	9.347	72	70
12	January 28, 2003	818,065.70	9.500	58	58
13	January 28, 2003	705,849.64	9.500	57	57
14	January 28, 2003	1,086,739.37	9.500	58	58
15	January 28, 2003	1,124,161.93	9.500	59	59
16	January 28, 2003	1,530,427.01	9.500	59	59
17	January 28, 2003	513,141.13	9.500	62	62
18	January 28, 2003	1,044,381.66	9.500	62	62
19	January 28, 2003	1,269,482.69	9.500	63	63
20	January 28, 2003	639,270.12	9.500	63	63
21	January 28, 2003	979,361.41	9.500	67	67
22	January 28, 2003	289,119.34	9.500	72	72

The actual characteristics and performance of the Receivables that are to be transferred to the Trust will differ from the assumptions used in constructing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the 22 hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables at the various constant percentages of ABS specified, even if the original and remaining terms to stated maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables to be transferred to the Trust, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class A-1 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
12/15/2002	88.15	85.84	82.83	81.26	78.01
1/15/2003	77.67	73.16	67.30	64.25	57.97
2/15/2003	68.46	61.85	53.30	48.88	39.79
3/15/2003	58.76	50.02	38.80	33.04	21.29
4/15/2003	49.06	38.32	24.60	17.59	3.42
5/15/2003	39.37	26.74	10.70	2.55	—
6/15/2003	29.70	15.30	—	—	—
7/15/2003	20.04	3.99	—	—	—
8/15/2003	10.39	—	—	—	—
9/15/2003	0.76	—	—	—	—
10/15/2003	—	—	—	—	—
11/15/2003	—	—	—	—	—
12/15/2003	—	—	—	—	—
1/15/2004	—	—	—	—	—
2/15/2004	—	—	—	—	—
3/15/2004	—	—	—	—	—
4/15/2004	—	—	—	—	—
5/15/2004	—	—	—	—	—
6/15/2004	—	—	—	—	—
7/15/2004	—	—	—	—	—
8/15/2004	—	—	—	—	—
9/15/2004	—	—	—	—	—
10/15/2004	—	—	—	—	—
11/15/2004	—	—	—	—	—
12/15/2004	—	—	—	—	—
1/15/2005	—	—	—	—	—
2/15/2005	—	—	—	—	—
3/15/2005	—	—	—	—	—
4/15/2005	—	—	—	—	—
5/15/2005	—	—	—	—	—
6/15/2005	—	—	—	—	—
7/15/2005	—	—	—	—	—
8/15/2005	—	—	—	—	—
9/15/2005	—	—	—	—	—
10/15/2005	—	—	—	—	—
11/15/2005	—	—	—	—	—
12/15/2005	—	—	—	—	—
1/15/2006	—	—	—	—	—
2/15/2006	—	—	—	—	—
3/15/2006	—	—	—	—	—
4/15/2006	—	—	—	—	—
5/15/2006	—	—	—	—	—
6/15/2006	—	—	—	—	—
7/15/2006	—	—	—	—	—
8/15/2006	—	—	—	—	—
9/15/2006	—	—	—	—	—
Weighted Average Life (1)	0.42	0.35	0.28	0.26	0.22

(1)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-2 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
12/15/2002	100.00	100.00	100.00	100.00	100.00
1/15/2003	100.00	100.00	100.00	100.00	100.00
2/15/2003	100.00	100.00	100.00	100.00	100.00
3/15/2003	100.00	100.00	100.00	100.00	100.00
4/15/2003	100.00	100.00	100.00	100.00	100.00
5/15/2003	100.00	100.00	100.00	100.00	89.36
6/15/2003	100.00	100.00	97.77	90.69	76.58
7/15/2003	100.00	100.00	87.53	79.73	64.31
8/15/2003	100.00	94.47	77.54	69.09	52.57
9/15/2003	100.00	85.96	67.79	58.79	41.35
10/15/2003	93.17	77.57	58.30	48.82	31.60
11/15/2003	85.77	69.29	49.06	39.20	22.14
12/15/2003	78.37	61.12	40.09	29.92	12.98
1/15/2004	71.00	53.06	31.38	21.00	4.10
2/15/2004	63.63	45.13	22.94	12.44	—
3/15/2004	56.28	37.31	14.78	4.24	—
4/15/2004	48.94	29.62	6.89	—	—
5/15/2004	41.61	22.05	—	—	—
6/15/2004	35.54	15.56	—	—	—
7/15/2004	29.47	9.16	—	—	—
8/15/2004	23.42	2.86	—	—	—
9/15/2004	17.38	—	—	—	—
10/15/2004	11.36	—	—	—	—
11/15/2004	5.34	—	—	—	—
12/15/2004	—	—	—	—	—
1/15/2005	—	—	—	—	—
2/15/2005	—	—	—	—	—
3/15/2005	—	—	—	—	—
4/15/2005	—	—	—	—	—
5/15/2005	—	—	—	—	—
6/15/2005	—	—	—	—	—
7/15/2005	—	—	—	—	—
8/15/2005	—	—	—	—	—
9/15/2005	—	—	—	—	—
10/15/2005	—	—	—	—	—
11/15/2005	—	—	—	—	—
12/15/2005	—	—	—	—	—
1/15/2006	—	—	—	—	—
2/15/2006	—	—	—	—	—
3/15/2006	—	—	—	—	—
4/15/2006	—	—	—	—	—
5/15/2006	—	—	—	—	—
6/15/2006	—	—	—	—	—
7/15/2006	—	—	—	—	—
8/15/2006	—	—	—	—	—
9/15/2006	—	—	—	—	—
Weighted Average Life	1.44	1.22	1.01	0.93	0.80

(1)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
12/15/2002	100.00	100.00	100.00	100.00	100.00
1/15/2003	100.00	100.00	100.00	100.00	100.00
2/15/2003	100.00	100.00	100.00	100.00	100.00
3/15/2003	100.00	100.00	100.00	100.00	100.00
4/15/2003	100.00	100.00	100.00	100.00	100.00
5/15/2003	100.00	100.00	100.00	100.00	100.00
6/15/2003	100.00	100.00	100.00	100.00	100.00
7/15/2003	100.00	100.00	100.00	100.00	100.00
8/15/2003	100.00	100.00	100.00	100.00	100.00
9/15/2003	100.00	100.00	100.00	100.00	100.00
10/15/2003	100.00	100.00	100.00	100.00	100.00
11/15/2003	100.00	100.00	100.00	100.00	100.00
12/15/2003	100.00	100.00	100.00	100.00	100.00
1/15/2004	100.00	100.00	100.00	100.00	100.00
2/15/2004	100.00	100.00	100.00	100.00	96.44
3/15/2004	100.00	100.00	100.00	100.00	89.85
4/15/2004	100.00	100.00	100.00	97.14	83.51
5/15/2004	100.00	100.00	99.44	91.20	77.41
6/15/2004	100.00	100.00	93.93	85.56	71.58
7/15/2004	100.00	100.00	88.57	80.11	66.00
8/15/2004	100.00	100.00	83.37	74.85	60.68
9/15/2004	100.00	97.33	78.33	69.79	55.81
10/15/2004	100.00	92.46	73.45	64.93	51.16
11/15/2004	100.00	87.67	68.73	60.28	46.72
12/15/2004	99.48	82.96	64.18	55.83	42.50
1/15/2005	94.71	78.33	59.80	51.59	38.50
2/15/2005	89.95	73.79	55.58	47.57	34.95
3/15/2005	85.20	69.32	51.54	43.76	31.57
4/15/2005	81.01	65.33	47.83	40.19	28.36
5/15/2005	76.84	61.42	44.27	36.80	25.32
6/15/2005	72.67	57.57	40.85	33.59	—
7/15/2005	68.52	53.81	37.58	30.57	—
8/15/2005	64.38	50.12	34.47	27.74	—
9/15/2005	60.25	46.50	31.51	25.09	—
10/15/2005	56.82	43.43	28.86	—	—
11/15/2005	53.41	40.43	26.33	—	—
12/15/2005	50.01	37.48	23.93	—	—
1/15/2006	46.62	34.60	—	—	—
2/15/2006	43.24	31.79	—	—	—
3/15/2006	39.87	29.04	—	—	—
4/15/2006	37.11	26.75	—	—	—
5/15/2006	34.37	24.50	—	—	—
6/15/2006	31.63	—	—	—	—
7/15/2006	28.91	—	—	—	—
8/15/2006	26.20	—	—	—	—
9/15/2006	—	—	—	—	—
Weighted Average Life	3.09	2.79	2.41	2.23	1.97

(1)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH. THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES TO BE TRANSFERRED TO THE TRUST MAY DIFFER FROM THE ASSUMPTIONS.

THE DEPOSITOR

The Depositor, a wholly-owned, special purpose, bankruptcy remote subsidiary of Banc One Financial Corporation, was formed as a limited liability company under the laws of the State of Delaware on June 18, 2001 and has a limited operating history. The Depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal executive offices of the Depositor are located at 1 Bank One Plaza, Chicago, Illinois 60670, telephone (312) 732-4000.

THE ORIGINATOR AND SERVICER

New South Federal Savings Bank (the “Bank”), a wholly-owned subsidiary of New South Bancshares, Inc. (“NSB”), is a federally chartered savings bank that was organized in 1985. NSB, a Delaware corporation, is a closely held unitary thrift holding company headquartered in Birmingham, Alabama. The Bank operates one full-service retail branch office in the Birmingham, Alabama area and 38 loan production offices located in 13 states throughout the southeastern and western central states. The Bank is the largest thrift and the seventh largest depository institution, based on asset size, headquartered in the State of Alabama.

The principal executive offices are located at 1900 Crestwood Boulevard, Birmingham, Alabama 35210.

Installment (Automobile) Lending

The Bank offers installment (automobile) loans secured by automobiles, light-duty trucks and vans. The Bank began offering an installment (automobile) lending program in 1989 to automobile dealers in the southern United States. The Bank has an extensive automobile dealer network consisting of over 500 dealers in the States of Alabama, Florida, Georgia, Tennessee, South Carolina and Texas.

The Bank’s automobile dealer network consists of new and used car franchise and independent dealers. Independent car dealers make up approximately 40% of the dealer network. Dealers are carefully selected by the Bank on the basis of set criteria. Generally, for each dealer, the Bank evaluates: (i) current year-end and monthly financial statements; (ii) Dun & Bradstreet Reports on the dealer’s business; and (iii) the length of time the dealer has been in business. In addition, independent car dealers are required to furnish the Bank with a credit report and historical financial information to determine creditworthiness. The Bank monitors each dealer’s performance on a monthly basis, particularly the loss experience on the retail installment contracts purchased from each dealer.

The Bank enters into a non-exclusive written dealer agreement (a “Dealer Agreement”) with each dealer from which the Bank purchases retail installment sale contracts on a continuing basis. The Dealer Agreement does not obligate the Bank to purchase retail installment sale contracts from the dealer or the dealer to offer any retail installment sale contracts for sale to the Bank. Each Dealer Agreement generally provides representations and warranties relating to such matters as to whether: (i) the financed automobile is free of all liens, claims and encumbrances except the Bank’s lien; (ii) the down payment specified in the retail installment contract has been paid in full, and no part of the down payment was loaned to the consumer by the dealer; and (iii) the dealer has complied with applicable law. Dealer Agreements generally also provide that the dealer will indemnify the Bank against any damages or liabilities, including reasonable attorneys’ fees, and including in certain instances repurchases of the installment contract on demand, arising out of (i) any breach of a representation or warranty of the dealer set forth in the Dealer Agreement or (ii) any claim or defense that a consumer may have against a dealer relating to a retail installment sale contract.

Prime Loans

The majority of the Bank’s installment (automobile) loans are considered to be “prime” loans by industry standards. Generally, the industry classifies prime and nonprime customers based on the creditworthiness of the consumer. The Bank’s current guidelines for its prime lending products require an applicant to have, among other factors, a credit bureau score of at least 580. On used cars, the terms of the contract are also based, in part, on the actual mileage of the vehicle. The Bank also classifies as prime an immaterial amount of other non-automobile installment loans secured by deposits, boats and recreational vehicles and some signature loans. During 2001, the Bank’s average size prime loan for both new and used cars was $14,700.

In 2001, prime installment (automobile) loan originations were $58 million, which accounted for 92% of the Bank’s installment (automobile) originations and 3% of the Bank’s total loan originations. At August 31, 2002, prime installment (automobile) loan originations were $48,626,343, which account for 95% of the Bank’s installment (automobile) loan originations. At December 31, 2001, prime installment (automobile) loans constituted 89.4% of the Bank’s installment (automobile) loan portfolio and 6% of its total loan portfolio. At August 31, 2002, prime installment (automobile) loans constituted 91% of the Bank’s installment (automobile) loan portfolio and 8% of its total loan portfolio.

Nonprime Loans

The Bank offers a nonprime product under the Bank’s “greenlight” program to certain qualifying consumers who report credit bureau scores slightly below the “prime” threshold due to minor delinquencies on certain accounts. Terms of “nonprime” installment (automobile) loans are established by the Bank underwriters based on a variety of factors in accordance with the Bank’s underwriting guidelines which have been specifically designed to evaluate nonprime customers. Importantly, the automobile payment cannot exceed 15% of a nonprime borrower’s gross income. During 2001, the Bank’s average nonprime loan for new and used cars was $11,000. In some cases, the Bank purchases nonprime loans from dealers at a non-refundable discount. In 2001, nonprime installment (automobile) loan originations were $5.3 million, which accounted for 8% of the Bank’s installment (automobile) originations and 0.2% of the Bank’s total loan originations. For the eight months ended August 31, 2002, nonprime installment (automobile) loan originations were $2,532,530, which is 5% of the Bank’s installment (automobile) 2002 originations. At December 31, 2001, nonprime installment (automobile) loans constituted 10.6% of the Bank’s installment (automobile) loan portfolio and 0.7% of the Bank’s total loan portfolio. At August 31, 2002, nonprime installment (automobile) loans constituted 9% of the Bank’s installment (automobile) loan portfolio and 1% of the Bank’s total loan portfolio.

Certain Lending Data

The following table sets forth selected data relating to installment (automobile) loans originated by the Bank during each of the last three fiscal years and the eight months ended August 31, 2001 and 2002:

Loan Originations
(in thousands)

	For the Year Ended December 31,			Eight Months Ended August 31, 2001	Eight Months Ended August 31, 2002
	1999	2000	2001
Installment (automobile)
Prime(1)	$134,529	$68,684	$58,071	$39,430	$48,626
Non-Prime	10,289	13,551	5,286	4,089	2,533

TOTAL	$144,818	$82,235	$63,367	$43,519	$51,159

(1)	Includes certain other non-automobile loans.

The following table sets forth selected data relating to installment (automobile) loans held by the Bank in its own portfolio as of December 31 of each of the last three fiscal years and as of August 31, 2002 and 2001:

Loan Portfolio
(in thousands)

	For the Year Ended December 31,			Eight Months Ended August 31, 2001	Eight Months Ended August 31, 2002
	1999	2000	2001
Installment (automobile)
Prime(1)	$206,761	$181,448	$151,686	$160,522	$144,259
Non-Prime	18,122	22,002	18,242	19,350	13,788

TOTAL	$224,883	$205,450	$169,928	$179,872	$158,047

(1)	Includes certain other non-automobile loans.

Underwriting

Automobile dealers submit credit applications to the Bank for review of consumer creditworthiness and the proposed transaction terms. The number of applications reviewed averages 3,000 monthly. All prime and nonprime consumer installment (automobile) loans purchased or originated by the Bank are analyzed using the Bank’s uniform credit guidelines and procedures, which includes a judgmental credit analysis by loan officers. Applications are faxed to the Bank by dealers. Upon receipt, applications are reviewed for completeness and compliance with the Bank’s guidelines and applicable consumer regulations.

Upon receipt of an application for a prime loan, the Bank officer obtains and reviews a credit report on the proposed borrower from a major credit reporting agency. The applicant’s current installment debts, charge card accounts, residential mortgage loans, past credit history, previous repossessions, prior loans charged off by other lenders, real estate liens and wage attachments are considered. The Bank also verifies some applicants’ employment and salary. The Bank evaluates applications considering the information provided in the application, credit reports and the relationship between the applicant’s income and expenses, including expenses relating to the proposed motor vehicle loan. Based upon this information, the loan officer comes to a conclusion as to the creditworthiness of the applicant.

Applicants declined by the Bank because such applications are not considered prime installment (automobile) loans by industry standards are evaluated under nonprime loan standards. Each nonprime customer is evaluated in accordance with uniform credit guidelines and procedures that are specifically designed to support its evaluation of nonprime customers. The transaction is reviewed in accordance with the Bank’s credit guidelines and procedures, which generally take into account, among other things, the individual’s stability of residence, employment history, credit history, ability to pay, ratio of debt service payments to income and the down payment, as well as the value of the collateral. In addition, a credit bureau report is evaluated in order to determine if: (i) the individual’s credit quality is deteriorating; (ii) the individual’s credit history suggests a high probability of default; or (iii) the individual’s credit experience is too limited for the Bank to assess the probability of performance. The Bank may also require verification of certain applicant– or dealer–provided information prior to making the credit decision. Such verification would typically include: (i) submission of supporting documentation, such as a paycheck stub or other substantiation of income; (ii) evidence of residency; and (iii) proof of physical damage insurance.

Loan-to-value ratios on new vehicles generally reflect the equivalent of the dealer’s cost for the new vehicle. Loan officers are given authority to approve loans in excess of dealer cost up to certain limits, which are determined based on the loan officer’s lending experience for both prime loans and nonprime loans. The Black Book Used Car Official Guide (“Black Book”) is used to determine the loan value on used vehicles in all states except Texas and South Carolina where the NADA Guide is used. Three loan officers have the authority to advance up to 115%-125% based on the clean Black Book value for used automobiles, assuming the borrower meets certain creditworthiness criteria. Exceptions to these loan-to-value guidelines must be reviewed by a senior loan officer.

Retail Installment Sale Contract Purchases

When the purchase of a retail installment sale contract is approved, the dealer is notified by facsimile or phone call. Such notice confirms all pertinent information relating to the terms of the approval, including the finance charge, rate, stipulations, loan term, information about the automobile to be sold and amount for which the borrower is approved.

If the loan is approved by the Bank and the dealer selects the Bank as the lender, the Bank will review the loan package. When a loan package is incorrect or incomplete, the validation clerk notifies the dealer and works to resolve the problem. Funds are not disbursed on any contract until all documentation is received in the correct form. When the package is complete and correct, the Bank will issue a bank check and forward to the dealer. Some dealers maintain checking accounts with the Bank to expedite the receipt of funds.

Upon purchase of the retail installment sale contract, the Bank acquires a perfected security interest in the financed automobile. Each retail installment sale contract requires that the automobile be properly insured against physical damage and that the Bank be named as a loss payee on the insurance policy.

The Bank will also finance the cost of credit life insurance, accident and health insurance, and warranties up to a maximum of 20% of the unpaid balance of the cash price of the automobile as shown on the contract. Any exception must be approved by a loan officer supervisor.

In 2001 and the eight months ended August 31, 2002, the Bank purchased 4,314 and 3,278 retail installment contracts, respectively, representing aggregate principal balances of approximately $63.3 million and $51.1 million, respectively.

Installment (Automobile) Loan Servicing

The Bank, as Servicer, will collect and post all payments, respond to inquiries of customers, investigate delinquencies, send payment coupons to customers, oversee the collateral in cases of default and account for collections. The Bank’s collections department will take all actions necessary to maintain the security interest granted in the financed automobiles, including investigating delinquencies, communicating with the consumer to ensure timely payments are made and, when required, contract with third parties to recover and sell the financed automobile.

The Bank has established a process, both in writing and by telephone, to ensure timely payments of obligations under the retail installment contract. A payment is considered past due if the customer fails to make any payment or portion thereof in an amount of $10 or more before the due date as specified by the terms of the retail installment contract. The Bank employees typically contact delinquent consumers within 10 days after the due date, and collection efforts continue until payment has been received. The Bank believes that early and frequent contact with the consumer reinforces the consumer’s recognition of his or her contractual obligation.

The Bank has flexibility in working with consumers in the collection of payments. Specifically, if a consumer is unable to make a scheduled payment, the Bank may permit deferred payment. The consumer must pay a fee and must sign a deferment agreement as acceptance of the contract modification. The scheduled payment is then deferred for the period of 30 days. Generally, no more than 1 deferment may be granted in any 12-month period, up to a maximum of 3 deferments over the life of the loan.

Delinquencies, Losses, and Repossession Experience

Set forth below is certain information concerning the historical delinquency and loss experience of the Bank pertaining to retail installment sales contracts secured by new or used automobiles, including passenger cars, minivans, sport/utility vehicles and light-duty trucks, indirectly originated by the Originator through dealers and serviced by the Servicer.

The data presented in the following tables are for illustrative purposes only. There is no assurance that delinquency, loss and repossession experience of the Trust with respect to the Receivables to be transferred to it will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of the Servicer’s motor vehicle loan servicing portfolio. Accordingly, the delinquency, loss and repossession percentages may be lower than those shown if a group of receivables were isolated at a period of time and the delinquency, loss and repossession data showed that activity only for the isolated group of receivables over the periods indicated.

The Bank generally charges-off the unrecoverable amount of a retail installment contract when the related financed vehicle is repossessed and sold. If the related financed vehicle is not resold by the 90th day of delinquency, the Bank will charge-off the amount estimated to be unrecoverable at that time. If an obligor on a delinquent retail installment contract has filed for bankruptcy, the Bank will charge-off the remaining balance of the related retail installment contract no later than the 180th day of delinquency.

New South Federal Savings Bank
Delinquency Experience

	As of August 31,		At December 31,
	2002	2001	2001	2000	1999	1998	1997
Number of Contracts Outstanding at end of Period	16,287	19,212	18,228	21,004	22,281	19,834	17,409
Delinquencies as a Percent of Number of Contracts Outstanding at end of Period
30-59 Days	1.04%	1.52%	2.13%	1.89%	1.19%	1.50%	1.75%
60-89 Days .	0.41%	0.61%	0.64%	0.61%	0.34%	0.44%	0.44%
90 Days and Over	0.39%	0.61%	0.84%	0.44%	0.15%	0.46%	0.64%

Total Delinquencies as a Percent of Contracts Outstanding at end of Period	1.84%	2.74%	3.61%	2.94%	1.68%	2.40%	2.84%

Portfolio Outstanding at end of Period—$’s in Thousands	$158,047	$179,872	$171,595	$203,451	$225,318	$183,755	$151,673
Delinquencies as a Percent of Portfolio Outstanding at end of Period
30-59 Days	0.91%	1.43%	1.95%	1.92%	1.11%	1.29%	1.53%
60-89 Days	0.37%	0.59%	0.68%	0.60%	0.28%	0.44%	0.41%
90 Days and Over	0.39%	0.69%	0.91%	0.53%	0.20%	0.48%	0.68%

Total Delinquencies as a Percent of Portfolio Outstanding at end of Period (Annualized)	1.66%	2.71%	3.54%	3.05%	1.59%	2.21%	2.62%

The period of delinquency is based on the number of days scheduled payments are contractually past due, and includes contracts that have not been charged-off.

New South Federal Savings Bank
Repossession and Charge-Off Experience

Loss Experience

	As of August 31,		At December 31,
	2002	2001	2001	2000	1999	1998	1997
Average Portfolio Outstanding During Period—$’s in Thousands	$162,240	$187,690	$183,851	$217,957	$205,581	$171,874	$152,514
Average Number of Contracts Outstanding During Period	17,120	19,848	19,376	21,892	21,063	18,918	17,226
Number of Repossessions During Period	576	468	772	643	623	517	517
Repossessions as a Percentage of Average Number of Contracts Outstandings During Period (Annualized)	5.05%	3.54%	3.98%	2.94%	2.96%	2.73%	3.00%
Gross Charge-Offs—$’s in Thousands	$4,726	$4,546	$7,289	$6,340	$5,713	$4,649	$4,123
Recoveries—$’s in Thousands	$1,865	$1,865	$2,845	$2,900	$2,533	$1,649	$1,245
Net Charge-Offs—$’s in Thousands	$2,861	$2,681	$4,445	$3,440	$3,180	$3,000	$2,877
Net Charge-Offs as a Percentage of Average Gross Portfolio Outstanding (Annualized)	2.65%	2.14%	2.42%	1.58%	1.55%	1.75%	1.89%

“Gross Charge-Offs” represents the outstanding balance of contracts charged-off that are determined to be uncollectible.
“Recoveries” represent amounts received on contracts charged off in period or any prior net of recovery expenses.
“Net Charge-Offs” are “Gross Charge-Offs” less “Recoveries”.

Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

HOW YOU CAN COMPUTE YOUR PORTION OF THE
AMOUNT OUTSTANDING ON THE NOTES

The Servicer will provide to you in each report that it delivers to you a factor that you can use to compute your portion of the principal amount outstanding on the notes.

How the Servicer Computes the Factor for Your Class of Notes. The Servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the Servicer will compute with respect to such class of notes, indicating the remaining outstanding principal amount of such class of notes, as of the applicable Payment Date. The Servicer will compute the factor, after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of such class of notes.

Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the Servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes. Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These reductions over time will be as a result of scheduled payments, prepayments, purchases of the Receivables by the Servicer and liquidations of the Receivables.

USE OF PROCEEDS

The Depositor will use the net proceeds from the issuance of the notes to:

•	purchase the Receivables; and

•	make the required deposits to the Capitalized Interest Account and the Pre-funding Account on the closing date.

THE INSURER

The following information has been obtained from Ambac Assurance Corporation (the “Insurer”) for inclusion in this prospectus supplement. No representation is made by the Bank, the Depositor, the Trust, the underwriter or any of their affiliates as to the accuracy and completeness of the information.

Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac.

The consolidated financial statements of Ambac and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the

Annual Report on Form 10-K of Ambac Financial Group, Inc. (filed with the SEC on March 26, 2002, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac and subsidiaries as of March 31, 2002 and for the periods ending March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2002 (filed with the SEC on May 13, 2002); and the unaudited consolidated financial statements of Ambac and subsidiaries as of June 30, 2002 and for the periods ending June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2002 (filed with the SEC on August 14, 2002); and the unaudited consolidated financial statements of Ambac and subsidiaries as of September 30, 2002 and for the periods ending September 30, 2002 and September 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2002 (filed with the SEC on November 14, 2002); and the Current Reports on Form 8-K filed with the SEC on January 25, 2002, April 18, 2002, July 19, 2002, August 14, 2002, October 17, 2002, and November 20, 2002 as each related to Ambac, are hereby incorporated by reference into this prospectus supplement and will be deemed to be a part hereof. Any statement contained in a document incorporated in this prospectus supplement by reference will be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus supplement.

All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of the documents.

The following table sets forth the capitalization of Ambac as of December 31, 2000, December 31, 2001 and September 30, 2002, respectively, in conformity with accounting principles generally accepted in the United States of America.

Ambac Assurance Corporation and Subsidiaries
Capitalization Table
(Dollars in Millions)

	December 31, 2000	December 31, 2001	September 30, 2002
			(unaudited)
Unearned premiums	$1,556	$1,790	$1,936
Other liabilities	581	973	1,702

Total liabilities	2,137	2,763	3,638

Stockholder’s equity:
Common stock	82	82	82
Additional paid-in capital	760	928	922
Accumulated other comprehensive income	82	81	273
Retained earnings	2,002	2,386	2,708

Total stockholder’s equity	2,926	3,477	3,985

Total liabilities and stockholder’s equity	$5,063	$6,240	$7,623

For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference in this prospectus supplement. Copies of the financial statements of Ambac incorporated by reference in this prospectus supplement and copies of Ambac’s annual statement for the year ended December 31, 2001 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Ambac makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by Ambac and presented under the headings “The Insurer” and “The Insurance Policy” in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

DESCRIPTION OF THE NOTES

The Trust will issue the notes under the Indenture between the Trust and the Indenture Trustee to be dated as of the closing date. The Depositor will file a copy of the Indenture with the Securities and Exchange Commission after the Trust issues the notes. The following information summarizes all material provisions of the notes and the Indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made. See “Description of the Notes” in the accompanying prospectus.

Payments of Interest

Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Payment Date. The Trust will make payments to the noteholders as of each Record Date.

Calculation of Interest. Interest will accrue during each interest accrual period and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 notes and the Class A-3 notes will be calculated on the basis of a 360-day year consisting of 12 30-day months.

•
Unpaid Interest Accrues. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

The Trust Will Pay Interest Pro Rata to Noteholders if it Does Not Have Enough Funds Available To Pay All Interest Due. If the Insurer were to default under the insurance policy, the amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any Payment Date. In that event, the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each such class’ ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the noteholders.

Event of Default Regarding the Payment of Interest. An Event of Default under the indenture will occur if the full amount of interest due on the notes is not paid within 3 Business Days of the related Payment Date.

See“Description of the Notes—The Indenture—Events of Default” and “—Rights upon an Event of Default” in this prospectus supplement.

Payments of Principal

The Trust will generally make principal payments to the noteholders on each Payment Date, to the extent of available funds, in an amount equal to the Principal Distribution Amount.

The Trust will pay principal on the notes from funds on deposit in the Collection Account, including amounts, if any, from the Reserve Account, in accordance with the priorities described in “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement and from funds available under the insurance policy as described in “The Insurance Policy” in this prospectus supplement.

Amounts available from the Reserve Account are available to pay principal on the notes only in these circumstances:

•
to pay principal of the notes to the extent the principal amount of the notes as of the preceding Payment Date, after giving effect to any principal payments on the notes on the preceding Payment Date, would otherwise exceed the sum of the Pool Balance as of the last day of the related Collection Period and the amount on deposit in the Pre-funding Account; and

•
to pay each class of the notes principal on its Final Scheduled Payment Date, to the extent that class is not paid in full on or prior to the Final Scheduled Payment Date from other sources other than the insurance policy.

Amounts deposited into the Reserve Account on the first Payment Date will not be available to pay principal on the notes on the first Payment Date.

Amounts available from the insurance policy are available to pay each class of the notes principal on the Final Scheduled Payment Date for that class, to the extent that class is not paid in full on or prior to its Final Scheduled Payment Date from other sources, including the Reserve Account.

The Insurer, in its sole discretion, may, but will not be required to, make an Insurer Optional Deposit to cover any shortfall in the payment of the Principal Distribution Amount on any Payment Date.

Priority of Principal Repayments. Principal payments on the notes will generally be made sequentially on each Payment Date in the following order of priority:

•	to the Class A-1 notes, until paid in full;

•	to the Class A-2 notes, until paid in full; and

•	to the Class A-3 notes, until paid in full.

However, if an Event of Default has occurred and the notes have been accelerated, payments of principal on the notes will be made, first, to the Class A-1 notes, until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes and Class A-3 notes.

Notes Might Be Repaid Prior to Their Final Scheduled Payment Date. The principal amounts of any class of notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the Final Scheduled Payment Date relating to that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and “Weighted Average Life of the Securities” in the prospectus.

Event of Default Regarding the Payment of Principal. An Event of Default under the Indenture will occur if any principal payment on any note is not made when that payment becomes due and payable on the Final Scheduled Payment Date for that note. The amount of principal required to be paid to noteholders under the Indenture generally will be limited to any amounts deposited into the Note Distribution Account for payment of the Principal Distribution Amount on any Payment date. Thus, the failure to pay principal on a class of notes will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes. See “The Indenture—Events of Defaults” and “The Indenture—Rights Upon Event of Default” in this prospectus supplement.

Controlling Party

Unless an Insurer Default has occurred and is continuing, the Insurer will be the “Controlling Party” under the Basic Documents. As the Controlling Party, the Insurer will generally have the right to direct the

Indenture Trustee to take certain actions, including declaring an Event of Default under the Indenture, accelerating the notes and directing the Indenture Trustee to take certain actions as a result of an Event of Default. If an Insurer Default (as defined below) has occurred and is continuing, the Indenture Trustee acting at the direction of the holders of a majority in principal amount of the notes will be the Controlling Party.

An “Insurer Default” includes the occurrence and continuance of any of the following events:

(a) The Insurer’s failure to make a required payment under the insurance policy;

(b) The Insurer’s:

•
filing of a petition or commencing any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	making a general assignment for the benefit of its creditors; or

•
having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or

(c) the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the Wisconsin department of insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of the Insurer or to take possession of all or any material portion of the property of Insurer.

The Indenture

Events of Default. Notwithstanding anything to the contrary described under “Description of the Notes—Provisions of the Indenture” in the prospectus, the occurrence of any one of the following events will be an “Event of Default” under the Indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of 3 Business Days; or

•	default in the payment of the principal of any note when the same becomes due and payable on its Final Scheduled Payment Date; or

•
default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture—other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the Indenture—or any representation or warranty of the Trust made in the Indenture, in any Basic Document or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days—or for such longer period as provided in the Indenture after actual knowledge thereof or notice of the default has been given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the outstanding principal amount of the notes or the Insurer, so long as the Insurer is the Controlling Party; or

•	the bankruptcy of the Trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the Trust, as described in the Indenture; or

•	a demand for payment has been made under the insurance policy; or

•	the trust becomes taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

The failure to pay principal on a class of notes will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes.

Rights Upon Event of Default. Notwithstanding anything to the contrary in the prospectus, upon the occurrence of an Event of Default, so long as the Insurer is the Controlling Party, the Insurer will have the right, but not the obligation, to direct the Indenture Trustee to accelerate the notes, exercise remedies and liquidate Trust Property in whole or in part. If an Event of Default relating to the bankruptcy or insolvency of the Trust occurs, the unpaid principal amount of the notes will become immediately due and payable, together with accrued interest, without any declaration or other act on the part of the Indenture Trustee, the noteholders or the Insurer. The decision as to whether to direct the Indenture Trustee to liquidate the Trust Property will be made solely at the Insurer’s discretion. Any proceeds of the liquidation of the Trust Property will be distributed to noteholders and used to pay the expenses of the Trust. If the proceeds of any such liquidation were insufficient to pay all outstanding principal of and accrued interest on the notes, the Insurer would remain obligated under the insurance policy to pay interest on each Payment Date and to pay the outstanding principal amount of each class of notes in full on its respective Final Scheduled Payment Date. Following any Event of Default, the Indenture Trustee will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding principal amount of the notes—which payments of principal will be made, first to the Class A-1 notes, until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes and Class A-3 notes—plus accrued interest on the notes.

If an Insurer Default has occurred and is continuing and the Insurer is no longer the Controlling Party, the Indenture Trustee, at the direction of the holders of a majority in principal amount of the notes, may declare the notes to be immediately due and payable by written notice to the Trust. If an Event of Default relating to the bankruptcy or insolvency of the Trust occurs, the unpaid principal amount of the notes will automatically become immediately due and payable, together with interest accrued on the notes, without any declaration or other act on the part of the Indenture Trustee or any noteholder.

If an Insurer Default has occurred and is continuing and the Insurer is no longer the Controlling Party, the Indenture Trustee may not liquidate or sell the Trust Property unless the Event of Default giving rise to the acceleration of the notes is caused by the failure to pay interest on the notes or the failure to pay principal on the Final Scheduled Payment Date for any note or one of the following conditions has been satisfied:

•	the holders of a majority in principal amount of the notes consent to the sale;

•	the proceeds of the sale are sufficient to pay all amounts due on the notes for principal and interest; or

•
the Indenture Trustee determines that the Trust Property will not continue to provide sufficient funds for the payment of interest and principal on the notes as they would have become due if the notes has not been declared due and payable, and obtains the consent of holders of 66 2/3% of the outstanding amount of the notes.

If, at any time after declaration of the acceleration of the notes, but before judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Controlling Party may rescind and annul the declaration of acceleration and its consequences; provided that if an Insurer Default has occurred and the Insurer is no longer the Controlling Party, then the Indenture Trustee, acting as Controlling Party at the direction of the holders of a majority in principal amount of the notes, may only rescind and annul the declaration of acceleration and its consequences if:

•
the Trust has paid or deposited with the Indenture Trustee an amount sufficient to pay all payments of principal and interest on the notes that would then be due if the Event of Default giving rise to the acceleration of the notes had not occurred, and all amounts owing to the Indenture Trustee have been paid; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due and payable solely as a result of the acceleration of the notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.

The Insurer will have the right, so long as no Insurer Default has occurred and is continuing, to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the notes or exercising any trust or power conferred on the Indenture Trustee. Subject to the provisions for indemnification and certain limitations contained in the Indenture, if an Insurer Default has occurred and is continuing, the holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the notes or exercising any trust or power conferred on the Indenture Trustee.

The Controlling Party may, prior to the declaration of the maturity of the notes, waive any Event of Default; provided that if an Insurer Default has occurred and the Insurer is no longer the Controlling Party, then the Indenture Trustee, acting as Controlling Party at the direction of the holders of a majority in principal amount of the notes, may not waive a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding notes.

If the Indenture Trustee is the Controlling Party and if the notes have been declared to be due and payable following an Event of Default and that declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may but is not required to maintain possession of the Trust Property. When determining whether or not to maintain possession of the Trust Property, the Indenture Trustee will consider whether there are sufficient funds for the payment of principal of and interest on the notes. In determining whether to maintain possession of the Trust Property, the Indenture Trustee may, but is not required to obtain and conclusively rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Property for that purpose.

If an Event of Default has occurred and is continuing, and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each noteholder and the Insurer notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the Indenture Trustee may withhold the notice of an Event of Default if and so long as it determines in good faith that withholding the notice is in the interest of the noteholders.

Appointment of Additional Indenture Trustees. Under the Trust Indenture Act of 1939, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or all classes of the notes if an Event of Default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor Indenture Trustee to be appointed for one or all of the classes of notes, in order that there be separate Indenture Trustees for each of the Class A-1 notes, the Class A-2 notes and the Class A-3 notes.

If the Indenture Trustee relating to any class of notes resigns, its resignation will become effective only after a successor Indenture Trustee for that class of notes is appointed and the successor accepts the appointment.

Resignation and Removal of the Indenture Trustee. The Indenture Trustee may resign at any time. If this happens, the Trust will be obligated to appoint a successor Indenture Trustee eligible under the Indenture. If the Insurer is the Controlling Party, any successor Indenture Trustee must be acceptable to the Insurer. The Trust may, with the consent of the Controlling Party, and will at the request of the Controlling Party, remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue under the Indenture, if the Indenture Trustee becomes insolvent, or if the Indenture Trustee otherwise becomes incapable of acting as Indenture Trustee. In those circumstances, the Trust will be obligated to appoint a successor Indenture Trustee eligible under the Indenture. If the Insurer is the Controlling Party, any successor Indenture Trustee must be acceptable to the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by a successor Indenture Trustee. If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Trust or the holders of a majority in principal amount of the notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee ceases to be eligible to continue under the Indenture, any noteholder, with the Insurer’s consent so long as the Insurer is the Controlling Party, may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Priority of Payments May Change Upon an Event of Default. Following the acceleration of the notes, payments of principal on the notes will be made, first, to the Class A-1 notes, until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes and Class A-3 notes.

Pre-funding Account

On the closing date, approximately $10,000,000 will be deposited from the proceeds of the sale of the notes in an account established with the Indenture Trustee for the purchase of Receivables during the Pre-funding Period (the “Pre-funding Account’’), which will be included in the Trust Property. The purchase of Additional Receivables by the Trust on the Funding Date is subject to certain conditions, including the consent of the Insurer, which may not be unreasonably withheld if the purchase of the Additional Receivables would not have a materially adverse effect on the aggregate pool of Receivables owned by the Trust. In addition, the Trust will only purchase Additional Receivables if, after giving effect to the purchase of the Receivables:

•	not more than 80% of the Pool Balance will have obligors whose billing addresses are located in either Texas and Alabama combined; and

•	the weighted average contract rate on the aggregate pool of Receivables owned by the Trust would be less than 11.25%.

The amount of funds withdrawn from the Pre-funding Account for the acquisition of Receivables on the Funding Date will be equal to the purchase price for those Receivables. It is expected that the characteristics of the Receivables acquired through the Pre-funding Account will not vary materially from the characteristics of the Receivables Pool on the closing date.

If any funds remain on deposit in the Pre-funding Account at the end of the Pre-funding Period, the notes will be prepaid on the first Payment Date following the termination of the Pre-funding Period as follows:

(a) if the aggregate amount of such funds exceeds $100,000, to pay each class of the outstanding notes on a pro rata basis (based on the original principal balance of each class of the notes as a fraction of the original principal balance of the notes); and

(b) if the aggregate amount of such funds is less than or equal to $100,000, to the notes in sequential order of priority beginning with the Class A-1 notes.

Capitalized Interest Account

On the closing date, the Bank will deposit funds in an Eligible Deposit Account established with the Indenture Trustee, for the benefit of the noteholders and the Insurer (the “Capitalized Interest Account”). The amount, if any, that is on deposit in the Capitalized Interest Account, excluding investment earnings, will be applied on the Payment Dates during the Pre-funding Period to fund the Monthly Capitalized Interest Amount. The investment earnings on deposit in the Capitalized Interest Account will be distributed to the Bank on each Payment Date. Any amounts remaining in the Capitalized Interest Account on the first Payment Date after the end of the Pre-funding Period, after giving effect to any withdrawals from that account on that Payment Date, will be paid directly to the Bank on that Payment Date.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

We have summarized below the material terms of the Sale and Servicing Agreement. The Indenture Trustee will file a copy of the Sale and Servicing Agreement with the SEC after the Trust issues the notes. This summary is not a complete description of all of the provisions of the Sale and Servicing Agreement. It is subject to all of the provisions of the Sale and Servicing Agreement.

Sale and Assignment of the Receivables

At the time of issuance of the notes, the Bank will enter into a purchase agreement with the Depositor (the “Purchase Agreement”) under which the Bank will sell to the Depositor, without recourse, its entire interest in and to the Receivables, its security interest in the financed vehicles securing the Receivables, and its rights to receive all payments on, or proceeds from, the Receivables to the extent paid or payable after the Related Cutoff Date, but excluding any Supplemental Servicing Fees and any collections on the Initial Receivables attributable to interest accrued prior to the closing date and any collections on the Additional Receivables attributable to interest accrued prior to the Funding Date.

Pursuant to the Sale and Servicing Agreement, the Depositor will then sell the Receivables and the other related assets described in the preceding sentence to the Trust, which will, in turn, assign those Receivables and related assets to the Indenture Trustee to secure the obligations of the Trust under the notes. Concurrently with the issuance of the notes, the Bank will deposit approximately $10,000,000 from the net proceeds into the Pre-funding Account.

You can find additional information about the transfer of the Receivables to the Depositor and from the Depositor to the Trust on the closing date in the prospectus under “Description of the Transfer and Servicing Agreement—Sale and Assignment of the Receivables”.

Each Initial Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement, and each Additional Receivable will be identified in a supplement to that schedule.

The Bank makes the following representations and warranties, among others, to the Depositor regarding the Receivables sold to the Depositor, as of the Related Cutoff Date for each Receivable:

•	the information contained in the schedule of receivables was true and correct in all material respects as of the Related Cutoff Date;

•	as of the Related Cutoff Date, no obligor on a Receivable had been identified on the records of the Bank as being the subject of a current bankruptcy proceeding;

•
each receivables file contains a fully-executed original of the related Receivable, either the original executed credit application or a paper or electronic copy of the credit application and either the original lien certificate or an application for the lien certificate; and

•	no right of rescission, setoff, counterclaim or defense exists, or has been asserted or threatened, with respect to any Receivable.

Under the Sale and Servicing Agreement, the Depositor will assign to the Trust all of the representations, warranties and covenants made by the Originator under the Purchase Agreement with respect to the Receivables. If the Bank breaches any representation or warranty regarding the Receivables that materially and adversely affects the interests of the noteholders or the Insurer in any Receivable, the Bank will be required to repurchase the Receivable from the Trust. That repurchase obligation is the sole remedy against the Bank for any uncured breach, except for the indemnities of the Bank specified in the Purchase Agreement and the Sale and Servicing Agreement. The Bank will not be required to repurchase a Receivable if the related breach has been cured in all material respects as of the last day of the second Collection Period following the discovery by the Bank of the breach or the Bank’s receipt of written notice of the breach. If the Bank has not cured the related breach by that time, the Bank will deposit or cause to be deposited into the Collection Account the Purchase Amount for each Receivable required to be purchased by the Bank on the next Determination Date.

Accounts

The Servicer will establish and will maintain as Eligible Deposit Accounts with the Indenture Trustee the Collection Account, the Note Distribution Account, the Reserve Account, the Pre-funding Account and the Capitalized Interest Account, each in the name of the Indenture Trustee on behalf of the noteholders, the Trust, the Insurer and the certificateholder.

Custodian

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will appoint the Servicer as custodian of the Receivables. The Bank’s accounting records and computer systems will reflect the sale and assignment of the Receivables to the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed by the Bank.

Servicing Compensation

The Servicer will be entitled to receive a servicing fee for each Collection Period. The “Servicing Fee” will be an amount equal to the product of one-twelfth of the Servicing Rate and the aggregate principal balance of the Receivables as of the first day of the Collection Period. The Servicer will also be entitled to receive a “Supplemental Servicing Fee” equal to all administrative fees, expenses and charges paid by obligors, including any late fees, extension fees, modification fees and liquidation fees collected during each month and any expenses incurred by the Servicer in connection with the repossession and resale of financed vehicles. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from the Reserve Account.

Servicing Procedures

The Servicer will service the Receivables as described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” in the prospectus. The Servicer may not appoint, or delegate any of its servicing obligations to, a subservicer without the prior written consent of the Insurer. The Servicer may, however, utilize third-party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances, without the prior consent of the Insurer. No delegation or subcontracting of duties by the Servicer will relieve the Servicer of its responsibilities with respect to such duties. The fees and expenses of the subservicer will be as agreed between the Servicer and its subservicer, and none of the Indenture Trustee, the Insurer or any of the noteholders will have any responsibility for those fees and expenses.

The Servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the collections for the month following the Collection Period in which the prepayment was made. See “Maturity and Prepayment Considerations” in this prospectus supplement.

The Servicer also may at any time agree to a modification, extension or amendment of a Receivable in order to do the following:

•	to extend or modify the related obligor’s payment schedule in accordance with its servicing policies and procedures;

•	to re-amortize the scheduled receivables payments on the Receivables following a partial prepayment of principal; or

•	to make any other changes as may be required by law or as may be consistent with its customary procedures;

provided that the Servicer may not extend the final payment on any Receivable to a date that is later than the Final Scheduled Payment Date for the Class A-3 notes.

On behalf of the Trust and the Insurer, the Servicer will use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the financed vehicle securing any Receivable if the Servicer has determined that eventual payment of the Receivable in full is unlikely. The Servicer will follow its customary and usual practices and procedures as it deems necessary or advisable in its servicing, which may include reasonable efforts to realize upon any recourse to Dealers and selling the financed vehicle at public or private sale. In any case in which the financed vehicle has suffered damage, the Servicer will not expend funds in connection with the repair or the repossession of the financed vehicle unless it determines in its sole discretion that the repair or repossession of that financed vehicle, or both, will increase the liquidation proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses. Any liquidation of a financed vehicle by the Servicer will be made in accordance with its customary servicing standards.

The Servicer will be entitled to recover all reasonable expenses incurred by it in the course of repossessing and selling a financed vehicle from the cash proceeds of the financed vehicle, any deficiency obtained from the related obligor or any amounts received from the related Dealer and those amounts may be retained by the Servicer to the extent of such expenses. The Servicer will pay on behalf of the Trust any personal property taxes assessed on repossessed financed vehicles. The Servicer will be entitled to reimbursement of any such tax from Net Liquidation Proceeds for the related Receivable.

The Servicer will covenant in the Sale and Servicing Agreement that:

•	the vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated in the Sale and Servicing Agreement;

•
the Servicer will do nothing to impair the rights of the noteholders or the Trust in the Receivables or the other property conveyed to the Trust, the Dealer Agreements or the insurance policy, except as otherwise provided in the Sale and Servicing Agreement;

•	the Servicer will not extend or otherwise amend the terms of any Receivable except as permitted by the Sale and Servicing Agreement; and

•
the Servicer will not create or suffer to exist any lien or restriction on the transfer of the Receivables except for the lien of the Indenture Trustee for the benefit of the noteholders and the Insurer, and the restrictions on transferability imposed by the Sale and Servicing Agreement.

If the Servicer breaches any covenant described in the preceding paragraph that materially and adversely affects the interests of the noteholders or the Insurer in any Receivable, the Servicer will be required to repurchase the Receivable from the Trust. That repurchase obligation is the sole remedy against the Servicer for any uncured breach, except for the indemnities of the Servicer specified in the Sale and Servicing Agreement. The Servicer will not be required to repurchase a Receivable if the related breach has been cured in all material respects as of the last day of the second Collection Period following the discovery by the Servicer of the breach or the Servicer’s receipt of written notice of the breach. If the Servicer has not cured the related breach by that time, the Servicer will deposit or cause to be deposited into the Collection Account the Purchase Amount for each Receivable required to be purchased by the Servicer on the next Determination Date.

On or before each Payment Date, the Servicer will advance into the Collection Account an amount (a “Servicer Advance”) equal to the amount of interest that would have been received during all prior Collection Periods on all delinquent Receivables had the scheduled payments on each such delinquent Receivable been received on their respective due dates during each of the preceding Collection Periods, but that has not been received on or before the last day of the preceding Collection Period. The Servicer will not make any advance with respect to principal of any Receivable and will only make advances of interest with respect to any Receivable if it determines, in accordance with its customary servicing procedures, that the advance will be recoverable from subsequent collections or recoveries on that Receivable. Outstanding Servicer Advances will be reimbursed on each Payment Date in accordance with clause (1) under “Description of the Sale and Servicing Agreement—Distribution—Priority of Payments.” If New South is no longer the Servicer, no successor Servicer will be required to make Servicer Advances.

Statements to Noteholders

On or prior to each Payment Date, the Indenture Trustee will post on its website at www.jpmorgan.com/absmbs a statement to the noteholders, the Insurer and the rating agencies detailing information required under the Basic Documents. These statements will be based on the information in the related servicer’s certificate. Each statement that the Indenture Trustee posts to the noteholders, the Insurer and the rating agencies will include the following information regarding the notes on the related Payment Date:

•	the amount of such distribution allocable to principal of each class of notes;

•	the amount of such distribution allocable to interest on or with respect to each class of notes;

•	the amount of such distribution payable out of amounts withdrawn from the Reserve Account or pursuant to a claim on the insurance policy;

•	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

•	the aggregate outstanding principal amount of each class of the notes and the note pool factor for each such class after giving effect to payments allocated to principal;

•
the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

•	the Class A Noteholders’ Interest Carryover Amount and the Principal Distribution Amount;

•	the Delinquency Rate and Rolling Average Delinquency Rate for the related Determination Date;

•	the Net Loss Rate and Rolling Average Net Loss Rate for the related Determination Date;

•	the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Originator or the Servicer prior to the related Determination Date;

•	the amount on deposit in the Pre-Funding Account (until the termination of the Pre-Funding Period); and

•	the amount of outstanding Servicer Advances on that Payment Date.

After the end of each calendar year, within the required time period, the Indenture Trustee will furnish to each person who at any time during the calendar year was a noteholder the information necessary to enable the noteholder to prepare its tax return.

Rights Upon a Servicer Default

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer—Servicer Defaults” in the prospectus, a “Servicer Default” under the Sale and Servicing Agreement will consist of the occurrence and continuance of any of the following:

•
the Servicer’s failure to deliver any payment required under the Sale and Servicing Agreement to the Indenture Trustee for distribution to the noteholders, which failure continues unremedied for 3 Business Days after written notice is received by the Servicer from the Indenture Trustee or, unless an Insurer Default has occurred and is continuing, the Insurer, or after discovery of the failure by a responsible officer of the Servicer;

•	the Servicer’s failure to deliver the monthly servicer’s certificate by the third Business Day following each Determination Date;

•
the Servicer’s failure to observe or perform any other covenant or agreement under the Sale and Servicing Agreement, or the Purchase Agreement if the Bank is the Servicer, which failure (i) materially and adversely affects the rights of the noteholders (determined without regard to the availability of funds under the insurance policy) or of the Insurer (unless an Insurer Default has occurred and is continuing) and (ii) continues unremedied for 60 days after either the Servicer’s actual knowledge thereof or after written notice thereof is given by the Trust, the Indenture Trustee or the Insurer or, if an Insurer Default has occurred and is continuing, 60 days after holders of not less than 25% of the principal amount of the notes give the Servicer written notice;

•
certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the Servicer or certain actions by the Servicer indicating its bankruptcy, insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations;

•
any representation, warranty or statement of the Servicer made in the Sale and Servicing Agreement or in any certificate, report or other writing delivered pursuant to the Sale and Servicing Agreement is proved incorrect in any material respect at the time when made and the incorrectness of the representation, warranty or statement has a material adverse effect on the Trust, the Insurer or the noteholder’s interests and the circumstances or conditions for which the representation, warranty or statement was incorrect will not have been eliminated or cured within 60 days after knowledge thereof by the Servicer or after written notice is given by the Servicer to the Indenture Trustee or the Insurer (or, if an Insurer Default has occurred and is continuing, holders of not less than 25% of the principal amount of the notes);

•	so long as an Insurer Default has not occurred and is continuing, on any Determination Date on which the Pool Balance is equal to or greater than 25% of the Original Pool Balance either:

•	the Rolling Average Delinquency Rate exceeds 2.50%; or

•	the Rolling Average Net Loss Rate exceeds 5.85%;

•	so long as no Insurer Default has occurred and is continuing, on any Determination Date on which the Pool Balance is less than 25% of the Original Pool Balance either:

•	the Rolling Average Delinquency Rate exceeds 3.5%; or

•	the Rolling Average Net Loss Rate exceeds 6.85%;

•	a claim is made under the policy to pay the outstanding principal amount of any class of notes on the related Final Scheduled Payment Date for that class of notes.

As long as a Servicer Default is unremedied:

•
provided no Insurer Default has occurred and is continuing, the Insurer, in its sole and absolute discretion, may terminate all of the Servicer’s rights and obligations under the Sale and Servicing Agreement by written notice to the Servicer and the Indenture Trustee; or

•
if an Insurer Default has occurred and is continuing, then the Indenture Trustee or the holders of a majority of the principal amount of the notes may terminate all of the Servicer’s rights and obligations under the Sale and Servicing Agreement.

If the Servicer is terminated, the Insurer or the Indenture Trustee, if an Insurer Default has occurred and is continuing, will appoint an Eligible Servicer as successor servicer.

Any successor servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the Servicer’s duties.

Waiver of Past Servicer Defaults

If a Servicer Default occurs, the Insurer or, if an Insurer Default has occurred and is continuing, the holders of a majority of the principal amount of the notes, subject to the exceptions provided in the Sale and Servicing Agreement, may waive any Servicer Default.

Distributions

Deposits to the Collection Account and Determination of Available Funds. As an administrative convenience, the Servicer will be permitted to make the deposit of collections, Servicer Advances and Purchase Amounts for any Collection Period, net of any distributions to be made to the Servicer for that same Collection Period. However, the Servicer will account to the Indenture Trustee, the Insurer and the noteholders as if all deposits, distributions and transfers were made individually. The Servicer will also be permitted to retain a portion of its Servicing Fee from collections on the Receivables before remitting those collections to the Collection Account. The Servicer will deposit all proceeds of the Receivables, net of any retained Servicing Fees and Supplemental Servicing Fees, into the Collection Account no later than the second Business Day after the Business Day of receipt.

On or before each Determination Date, the Servicer will notify the Indenture Trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Draw Amount. See “Description of the Transfer and Servicing Agreements—Collections” in the prospectus.

On each Payment Date, the Indenture Trustee, based solely on the information contained in the servicer’s certificate delivered on the related Determination Date, will cause to be made the following transfers and distributions:

•
during the Pre-funding Period, from the Capitalized Interest Account (a) to the Collection Account, the Monthly Capitalized Interest Amount for that Payment Date and (b) to the Bank, all investment earnings on funds in the Capitalized Interest Account which are on deposit in the Capitalized Interest Account, or if such Payment Date is the first Payment Date following the end of the Pre-funding Period, all remaining funds in the Capitalized Interest Account after distribution of the Monthly Capitalized Interest Amount for that Payment Date; and

•
during the Pre-funding Period, from the Pre-funding Account (a) on the first Payment Date following the last day of the Pre-funding Period, to the Note Distribution Account, the amount on deposit in the Pre-funding Account, excluding investment earnings, after giving effect to the purchase of Additional Receivables, if any, on that Payment Date and (b) to the Collection Account, all investment earnings on funds on deposit in the Pre-funding Account.

On each Determination Date, the Servicer will determine the amount in the Collection Account for distribution on the related Payment Date and will notify the Indenture Trustee in writing. Payments to noteholders will be made on each Payment Date in accordance with that determination.

If any Servicer’s certificate delivered by the Servicer indicates that, even after taking into account the Reserve Account Draw Amount, there would be a shortfall in the payment of Scheduled Payments then due to the noteholders, the Indenture Trustee will furnish to the Insurer no later than 12:00 noon New York City time on the second Business Day prior to the related Payment Date a completed notice of claim for the Policy Claim Amount. The Insurer will deposit the amounts it will pay under the claim into the Note Distribution Account.

Priority of Payments. On each Payment Date, except as set forth above under “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default”, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of Available Funds then on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date in the following order of priority:

(1) to the Servicer, first, the amount needed to reimburse any outstanding Servicer Advances, and second, the Servicing Fee (including any Supplemental Serving Fees) and all unpaid Servicing Fees (including any Supplemental Serving Fees) from prior Collection Periods;

(2) to the Owner Trustee and the Indenture Trustee, fees and expenses payable to the Owner Trustee and Indenture Trustee, to the extent not paid by the Bank, subject to an annual aggregate maximum limit of $25,000 for the Owner Trustee and $50,000 for the Indenture Trustee;

(3) to the noteholders:

(a) the aggregate amount of interest accrued for the related Interest Period on the notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the noteholders on the preceding Payment Date; and

(b) the excess, if any, of the amount of interest payable to the noteholders on prior Payment Dates over the amounts actually paid to the noteholders on those prior Payment Dates, plus interest on any such shortfall at their respective interest rates to the extent permitted by law;

(4) to the Insurer, premiums on the insurance policy;

(5) to the Note Distribution Account, the Principal Distribution Amount, if any;

(6) to the Insurer, reimbursement of the amount of any draws on the insurance policy, plus interest at the late payment rate;

(7) to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

(8) to the Insurer, any other amounts payable to the Insurer under the insurance agreement;

(9) to the Owner Trustee and Indenture Trustee, any other fees and expenses payable to the Owner Trustee and Indenture Trustee to the extent not paid under clause (2) above; and

(10) to the certificateholder, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

Distribution of Funds on Deposit When No Event of Default
Resulting in Acceleration Has Occurred

Amount deposited into the Collection Account for distribution
Reimbursement of Servicer Advances, Servicing Fee (including Supplemental Servicing Fees) and prior unpaid Servicing Fees (including Supplemental Servicing Fees)
Servicer
To the extent not paid by the Bank, certain fees and expenses of the Owner Trustee and Indenture Trustee up to an annual maximum amount of $25,000 for the Owner Trustee and $50,000 for the Indenture Trustee
Class A-1 Noteholders
Class A-2 Noteholders
Class A-3 Noteholders
Accrued interest on the notes (paid pro rata to the respective classes)
Premium on insurance policy
Insurer
Principal Distribution Amount, if any
Reimbursement of draws on insurance policy, plus interest at the late payment rate
Principal Distribution Amount
Amount required to reinstate Reserve Account up to the Specified Reserve Balance
Reserve Account
To pay principal of the most senior class of notes then outstanding
Any unpaid amounts owing to the Insurer under the insurance agreement
Any unpaid amounts owing to the Indenture Trustee and Owner Trustee
Certificateholder

Overview of How the Trust Distributes Principal. In general, the Trust will make principal distributions, to the extent of funds available, on the notes under the following circumstances:

•
as the Pool Balance decreases as a result of principal payments on the Receivables, purchases of Receivables by the Originator or the Servicer, receipt of Net Liquidation Proceeds allocable to principal and Receivables becoming Liquidated Receivables, to the extent that the sum of the Pool Balance, plus any amount on deposit in the Pre-funding Account, is less than the aggregate outstanding principal balance on the notes; and

•	on the respective Final Scheduled Payment Date of each class of the notes, to the extent that the outstanding principal amounts on the applicable notes were not previously repaid.

The Servicer will instruct the Indenture Trustee to pay principal on each Payment Date to the notes in the order of priority set forth in “Description of the Notes—Payments of Principal”.

Reserve Account

The Servicer will establish the Reserve Account in the name of the Indenture Trustee for the benefit of the noteholders, the Trust, the Insurer and the certificateholder.

Collections attributable to interest accrued on the Initial Receivables during the period from the Initial Cutoff Date to the closing date, in an amount not to exceed $683,000, will be used to fund the Reserve Account on the first Payment Date. To the extent that those collections are not sufficient to fund the Reserve Account up to $683,000, the Bank will deposit any shortfall into the Reserve Account on the first Payment Date. After collections attributable to interest accrued on the Initial Receivables during the period from the Initial Cutoff Date to the closing date or other funds provided by the Bank have been deposited into the Reserve Account in an amount so that the amount on deposit in the reserve account is not less than $683,000, any additional collections attributable to interest accrued for the period from the Initial Cutoff Date to the closing date will be the property of the Bank and will not be deposited into the Reserve Account.

Amounts on deposit in the Reserve Account will be invested in certain eligible investments that mature not later than the Business Day prior to the following Payment Date. Any net income from those investments will be deposited into the Collection Account.

On each Payment Date, other than the first Payment Date, the amount on deposit in the Reserve Account will be withdrawn, to the extent necessary, to fund any deficiencies in the amounts described in clauses (1) though (6) under “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments.” No funds will be withdrawn from the Reserve Account to cover any deficiencies in those payments on the first Payment Date.

If the amount on deposit in the Reserve Account on any Payment Date, after giving effect to any withdrawals on that Payment Date, exceeds the Specified Reserve Balance, excess amounts will be released from the Reserve Account and applied in accordance with clauses (8), (9) and (10), in that order of priority.

After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the certificateholder.

Modification of Basic Documents

Except as described in the third following paragraph, the Indenture, the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement may be amended or modified by the respective parties to those agreements, with the consent of the Insurer, but without the consent any noteholder; provided that if an Insurer Default has occured and is continuing, the Indenture Trustee has received an officer’s certificate of the Servicer stating that, in the reasonable belief of the certifying officer, such action will not materially adversely affect the interests of the noteholders. In addition, except as described in the third following paragraph, if an Insurer Default has occurred and is continuing, the parties to the Indenture, the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement may amend or modify those documents with the consent of the Insurer and the holders of a majority in principal amount of the notes.

Notwithstanding the preceding paragraph, the Indenture, the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement may also be amended by the Depositor and the Bank, with the consent of the Insurer, but without the consent of any noteholder, the Indenture Trustee or any other party, to modify or eliminate any provisions as may be necessary or advisable in order to enable the Depositor or the Bank or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; provided that each rating agency then rating the notes has either confirmed that the occurrence of the amendment or modification will not cause it to downgrade its rating assigned to the notes or the shadow rating assigned to the notes without the benefit of the insurance policy, or after receipt of notice of the amendment, has not issued any written notice that the occurrence of the amendment or modification will cause it to downgrade its rating assigned to the notes or the shadow rating assigned to the notes without the benefit of the insurance policy.

In addition, without the consent of any noteholder but with the consent of the Insurer, the Trust and the Indenture Trustee, may enter into supplemental indentures for any of the following purposes:

(1) to correct or enhance the description of any property subject to the lien of the Indenture, or to take any action that will enhance the Indenture Trustee’s lien under the Indenture, or to add additional property pledged to secure the notes;

(2) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another person to assume the role of the Trust;

(3) to add to the covenants of the Trust, for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Trust;

(4) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(5) to appoint a successor to the Indenture Trustee with respect to the notes and to add to or change any of the provisions of the Indenture to allow more than one trustee to act under the Indenture; or

(6) to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act or under any similar federal statute later enacted.

Notwithstanding anything to the contrary in this prospectus, no amendment or supplemental indenture may, without the consent of the Insurer and the holder of each outstanding note affected by the related amendment or supplemental indenture:

(1) change the Final Scheduled Payment Date for any class of notes or the due date for any installment of interest on any note; reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note; or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

(2) in the case of any supplemental indenture, impair the right to institute suit for the enforcement of specific provisions of the Indenture;

(3) reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required for any amendment or supplemental indenture or for any waiver of compliance with specific provisions of any of the Basic Documents or of particular defaults under the Basic Documents and their consequences as provided for in any Basic Document;

(4) modify or alter the provisions of any Basic Document regarding the voting of notes held by the Trust, any other obligor on the notes, the Bank or an affiliate of any of them;

(5) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the Indenture; or

(6) reduce the percentage of the aggregate outstanding principal amount of the notes required to direct the Indenture Trustee to sell or liquidate the Trust Property.

The Indenture Trustee may determine whether or not any note would be affected by any amendment and its determination will be conclusive and binding on the holders of all of the notes. The Indenture Trustee will not be liable for any determination made in good faith.

THE INSURANCE POLICY

The following summary of the terms of the insurance policy does not purport to be complete and is qualified in its entirety by reference to the insurance policy.

The Insurer, in consideration of the payment of the insurance premium payable with respect to the insurance policy, will irrevocably and unconditionally guarantee, subject only to (a) proper presentation of a Notice in accordance with the terms of the insurance policy and (b) the terms of the insurance policy, payment to, or at the direction of, the Indenture Trustee for the benefit of each registered owner of a note (other than a New South Party) that portion of the Policy Claim Amounts due and payable pursuant to the terms of the Indenture and unpaid by reason of Nonpayment.

“Policy Claim Amount” means, (i) with respect to each Payment Date, the excess, if any, without duplication, of (a) the Scheduled Payment minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related Collection Period, (x) Additional Funds Available, if any, for such Payment Date, (y) all other funds on deposit in the Collection Account, the Reserve Account, the Note Distribution Account, the Pre-funding Account and the Capitalized Interest Account and any other trust accounts available for payment of Scheduled Payments on the notes on such Payment Date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such Payment Date, in which case in subclause (x), (y) and (z) above, in accordance with the priorities set forth in the Indenture and the Sale and Servicing Agreement, and (ii) with respect to any preference payment date, Preference Amounts; provided, however, that the aggregate amount of all such Preference Amounts will be subject to the limitations in the definition of Preference Amount; provided, further, that, in no event, will the amount payable by the Insurer under the insurance policy exceed the Maximum Insured Amount.

“Scheduled Payment” means, with respect to any Payment Date, an amount equal to the sum of (a) Class A Noteholders’ Monthly Interest Distributable Amount and (b) if the related Payment Date is the Final Scheduled Payment Date for any class of notes, the outstanding principal amount of such class of notes on such date after application of all funds available to pay principal amounts on such class of notes from all sources other than the insurance policy; provided that Scheduled Payments will not include (x) any portion of accrued interest on the notes due to registered owners of notes because the Notice in proper form was not timely received by the Insurer or (y) any portion of accrued interest on the notes due to registered owners of notes representing interest on any Class A Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Class A Noteholders’ Interest Carryover Amount pursuant to the insurance policy.

“Nonpayment” means, with respect to any Payment Date, Policy Claim Amounts which are due and payable pursuant to the terms of the Indenture but have not been paid.

“New South Party” means the Trust, the Servicer and the Originator or any of their respective affiliates.

“Preference Amount” means any interest on or principal of the notes that has become due and payable pursuant to the terms of the Indenture, the nonpayment of which would have been covered by the insurance policy and that was made to a registered owner of a note (other than a New South Party) by or on behalf of the issuer that has been deemed a preferential transfer and recoverable, or theretofore recovered, from its registered owner of a note (other than a New South Party) pursuant to Title 11 of the United States Code in accordance with a final, nonappealable order of a court of competent jurisdiction; provided that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the notes (calculated at the interest rate for the relevant class of notes) accrued as of the last day of the applicable interest accrual period with respect to the notes and will not, in any event, include any interest on the notes accrued after such date or any interest on such interest amount; provided, further, that in no event will the Insurer be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form attached to the insurance policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the amount of any Insured Payment that is due and owing.

“Insured Payments” means, (i) with respect to any Payment Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Indenture Trustee in respect of Policy Claim Amounts for such Payment Date and (ii) the aggregate amount of any Preference Amounts paid by the Insurer on any given business day.

“Maximum Insured Amount” means $137,351,213 in respect of principal, plus interest on the classes of notes on their respective rates of interest.

Upon the presentation of a duly executed Notice by the Indenture Trustee to the Insurer at the Insurer’s principal office in respect of the applicable Payment Date, the Insurer will make or cause to be made to the Indenture Trustee, on the guarantee set forth in the first paragraph of the insurance policy, payment in an amount equal to the applicable Policy Claim Amounts. Amounts payable in respect of any Policy Claim Amounts due under the insurance policy, unless otherwise stated in the insurance policy, will be distributed by the Insurer to, or at the discretion of, the Indenture Trustee, by wire transfer of immediately available funds. Solely the Indenture Trustee on behalf of the registered owners of notes (other than a New South Party) will have the right to make a claim for an insured payment under the insurance policy.

Notwithstanding any other provision of the insurance policy, but subject to provisions therein with respect to the Preference Amounts, the Insurer will pay any Policy Claim Amounts payable under the insurance policy, to, or at the direction of, the Indenture Trustee no later than 12:00 noon, New York City time, on the later of (a) the Payment Date on which such Policy Claim Amount is due for payment under the Indenture or (b) the second business day following actual receipt in New York, New York on a business day by the Insurer of a Notice, appropriately completed and executed by the Indenture Trustee. If such notice is received after 12:00 noon, New York City time, on that Business Day, it will be deemed to be received before 12:00 noon on the following business day. If any Notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it will be deemed not to have been received by the Insurer for the purposes of the insurance policy, and the Insurer will promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected notice.

If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the insurance policy, it will be deemed to have been timely received on the business day of such resubmission, provided that, if that Notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon on the following business day.

There will be no acceleration payment due under the insurance policy except at the sole option of the Insurer. The insurance policy does not cover:

•	premiums, if any, payable in respect of the notes;

•	shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability); or

•
any risk other than Nonpayment, including the failure of the Indenture Trustee to apply, disburse, transfer or direct insurance policy payments or Available Funds or other amounts in accordance with the Indenture to registered owners of notes (other than New South Parties) or to any other party.

The Insurer’s payment obligations under the insurance policy with respect to particular Policy Claim Amounts will be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by the Insurer to, or at the direction of, the Indenture Trustee, in accordance with the Indenture Trustee’s claim under the insurance policy, whether or not such funds are properly applied by the Indenture Trustee. Payments of Policy Claim Amounts will be made only at the time set forth in the insurance policy, and no accelerated Insured Payments will be made except to the extent that the Insurer has specified an earlier date for payment at its sole option. The insurance policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of the aggregate interest on and the aggregate outstanding principal balance of all notes owned by registered owners of notes (other than New South Parties), such principal amount not to exceed the Maximum Insured Amount in the aggregate, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to pay any Policy Claim Amounts or Scheduled Payments due to registered owners of notes (other than New South Parties).

Notwithstanding the occurrence of any of the termination events in the insurance policy, the Insurer will pay any Preference Amounts when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth business day following actual receipt by the Insurer of:

•
a certified copy of the final, nonappealable order of the court or other body exercising jurisdiction to the effect that a registered owner of a note is required to return such Preference Amount paid during the term of the insurance policy because such distributions were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or such registered owner of a note (other than a New South Party) (the “Order”);

•	an opinion of counsel satisfactory to the Insurer, stating that such Order has been entered and is final and not subject to any stay;

•
an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by a registered owner of a note (other than a New South Party) and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and such registered owner of a note relating to or arising under the Indenture or otherwise with respect to such Preference Amount;

•
appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for such registered owner of a note (other than a New South Party) and the Indenture Trustee in any legal proceeding relating to such Preference Amount; and

•	a Notice appropriately completed and executed by the Indenture Trustee;

provided that, if such documents are received by the Insurer after 12:00 noon, New York City time, on such business day, they will be deemed to be received on the following business day, and, provided, further, that the Insurer will not be obligated to pay any Preference Amount in respect of principal prior to the Final Scheduled Payment Date for the relevant class of notes; and provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the notes (calculated at the interest rate for the relevant class of notes) accrued as of the last day of the applicable Interest Period for that class of notes and will not, in any event, include any interest on the notes accrued after that date or any interest on such interest amount.

Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or the registered owner of a note directly unless the Indenture Trustee or the relevant registered owner of a note has made a payment of the Preference Amounts to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, or as directed by the Indenture Trustee, to the extent of the payment of the Preference Amounts, subject to the delivery of (i) all of the items referred to in the preceding paragraph to the Insurer and (ii) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

Notwithstanding the foregoing, in no event will the Insurer be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments made by the Insurer under the insurance policy exceeds the Maximum Insured Amount or (ii) prior to the time the Insurer would have otherwise been required to make an Insured Payment pursuant to the insurance policy.

Upon any payment under the insurance policy, in furtherance and not in limitation of the Insurer’s equitable right of subrogation and the Insurer’s rights under the insurance agreement, the Insurer will, to the extent of such payment by the Insurer hereunder, be subrogated to the rights of any registered owner of a note to receive any and all amounts due in respect of the insured obligations as to which such payment under the insurance policy was made and the Insurer will be a co-beneficiary of the Indenture Trustee’s lien under the Indenture.

Notwithstanding anything to the contrary set forth in the insurance policy, in no event will the aggregate amount paid by the Insurer under the insurance policy exceed the Maximum Insured Amount.

The insurance policy sets forth the full understanding of the Insurer and, except as expressly provided therein or as otherwise agreed in writing thereafter by the Insurer and the Indenture Trustee, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be canceled or revoked. The insurance policy is issued pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law. Any notice under the insurance policy or service of process on the insurer may be made at the address listed in the insurance policy for the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee. The premium will be payable on the insurance policy on each Payment Date as provided in the insurance agreement, beginning with the first payment date.

The Insurer waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any person, party or security prior to demanding payment under the insurance policy. For the avoidance of doubt, the Insurer does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled. “Reimbursement Amount” means, as of any Payment Date, the sum of (x)(i) all insured payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to the insurance agreement, the Indenture and Sale and Servicing Agreement, plus (ii) interest accrued on such insured payments not previously repaid, calculated at the late payment rate from the date the Indenture Trustee, or any other person at its direction, received the related insured payments or the date such insured payments were made, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, the Indenture and Sale and Servicing Agreement, as certified to the Indenture Trustee by the Insurer plus (ii) interest on such amounts at the late payment rate.

The insurance policy and the obligations of the Insurer thereunder will terminate upon the earlier of:

(a) the date on which all of the Policy Claim Amounts have been paid in full by the Insurer to, or at the direction of, the Indenture Trustee; or

(b) the close of business on the third business day after the earlier of (a) the Final Scheduled Payment Date that occurs last for a class of notes and (b) the date on which all principal and interest on the notes has been paid in full.

Notwithstanding any other provision of the Basic Documents or this prospectus supplement, the noteholders are not entitled to institute proceedings directly against the Insurer.

THE INSURANCE PROVIDED BY THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Information regarding the material legal aspects of the Receivables is set forth under “Certain Legal Aspects of the Receivables” in the prospectus.

LEGAL INVESTMENT

The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The Trust will be a Tax Non-Entity for United States federal income tax purposes. Mayer, Brown, Rowe & Maw, special federal tax counsel, is of the opinion that:

•	based on the terms of the notes and the transactions relating to the Receivables as set forth herein, the notes will be treated as debt for United States federal income tax purposes; and

•
based on the applicable provisions of the trust agreement and related documents, the Trust will be disregarded as a separate entity for United States federal income tax purposes and will not be subject to United States federal income tax.

Because it is expected that the notes will be issued with no more than a de minimis amount of discount, the notes will not be treated as issued with original issue discount for United States federal income tax purposes. See “Material Federal Income Tax Consequences” in the prospectus.

STATE TAX MATTERS

Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the Trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

Balch & Bingham LLP, special Alabama tax counsel, will deliver opinions to the effect that (i) assuming that the notes are debt of the Originator for federal income tax purposes, the notes also will be recognized as debt for Alabama state income tax purposes and (ii) assuming that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the Trust will not be taxable as a corporation for Alabama state income tax purposes.

Alabama also imposes a business privilege tax on most types of business entities. There is no definitive authority as to whether the business privilege tax applies to the trust, and no ruling will be sought from the Alabama Department of Revenue (the “Alabama DOR”) as to whether the Trust, as a common law trust, is subject to the business privilege tax. Although the Alabama DOR has issued such a ruling on substantially similar facts (Ruling 00-007, Aug. 31, 2000), that ruling can only be relied upon by the party to whom it was issued and there can be no assurance that the Alabama DOR will not in the future assert that the Trust is subject to the business privilege tax.

There are special provisions regarding the taxability of “financial institution groups” such as New South Bancshares, Inc. and its subsidiaries under the Alabama business privilege tax. Similar to the federal tax liability of members of a group of corporations included in a consolidated federal tax return, each member of the financial institution group (which would include the Trust if it were determined to be subject to the business privilege tax) is jointly and severally liable for the business privilege tax of all members of the group. The aggregate maximum tax liability for the entire financial institution group cannot exceed $3,000,000. However, the Trust would only have to pay the tax if and to the extent an amount of tax is due that is not paid by the other members of the group. In the event that liens for nonpayment of these taxes were filed against the Trust, a first priority perfected security interest of the Indenture Trustee in the Receivables and the other collateral would have priority over the tax liens.

Under the terms of the transaction documents, the Servicer is required to indemnify the Trust against any and all taxes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable, depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Notes

Subject to the following discussion, the notes may generally be acquired by pension, profit-sharing or other retirement plans and accounts subject to ERISA or Section 4975 of the Code, and by entities that are deemed to hold assets of any of the foregoing. We refer to each of these as a “Plan”.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the Trust were deemed to be assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans and prohibits certain transactions between a Plan and “parties in interest” with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to certain exceptions that are not relevant for this discussion.

Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Trust and none of the exceptions contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on how this definition applies, the Trust believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. It should be noted that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity) if the Trust incurs losses or the rating of the notes changes. This risk of recharacterization is enhanced for notes that are subordinated to other classes of notes. The Trust has not obtained an opinion of counsel regarding the debt treatment of the notes under local law.

Aside from the plan assets issues, the acquisition or holding of the notes by or on behalf of a Plan could give rise to a prohibited transaction if the Trust, the Originator, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee, the underwriters, the Insurer, other persons providing services in connection with the Trust, or any of their respective affiliates is a “disqualified person” or “party in interest” with respect to that Plan. Certain exemptions from the prohibited transaction rules might apply, however, depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. Included among these exceptions are Prohibited Transaction Exemption 90-1, regarding investments by insurance company pooled separate accounts; PTE 96-23, regarding transactions effected by “in-house asset managers”; PTE 95-60, regarding investments by insurance company general accounts; PTE 91-38, regarding investments by bank collective investment funds; and PTE 84-14, regarding transactions effected by a “qualified professional asset manager.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes.

Purchasers of notes using the assets of government plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, which are not subject to Title I of ERISA, should consider applicable state or other laws, which may be substantially similar to ERISA or the Code.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (a) it is not acquiring the note with the assets of a Plan or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or (b) the acquisition and holding of the note by the purchaser or transferee, throughout the period that it holds that note, is and will be eligible for, and satisfies and will satisfy all of the requirements of, PTE 90-1, PTE 96-23, PTE 95-60, PTE 91-38, PTE 84-14 or another applicable prohibited transaction exemption or, in the case of a governmental plan, will not violate any applicable law that is substantially similar to ERISA or Section 4975 of the Code. Each investor in a note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer the note in violation of the foregoing.

Independent Review and Consultation with Counsel

Any person proposing to purchase notes with the assets of any employee benefit plan or other retirement account or arrangement should consult with its counsel with respect to, among other things, the potential applicability of ERISA and the Code to such investments and whether the requirements discussed above have been satisfied. Moreover, each fiduciary of an employee benefit plan or other retirement arrangement should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the prospective investor, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the risk/return characteristics of the notes.

UNDERWRITING

The Depositor and the underwriter for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, the underwriter has agreed to purchase the principal amount of notes indicated in the following table:

	Principal Amount of Class A-1 notes	Principal Amount of Class A-2 notes	Principal Amount of Class A-3 notes
Banc One Capital Markets, Inc.	$35,000,000	$45,400,000	$56,951,213

Total	$35,000,000	$45,400,000	$56,951,213

Purchase Price:	100.00000%	99.99790%	99.97761%

The selling concessions that the underwriter of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 notes	0.075%	0.050%
Class A-2 notes	0.125%	0.075%
Class A-3 notes	0.215%	0.125%

The notes are a new issue of securities with no established trading market. The Depositor has been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of its business, the underwriter and its affiliates have provided, and in the future may provide, investment banking and commercial banking services to the Servicer, the Depositor, the Trust and their affiliates.

The Depositor estimates that its share of the total expense of the offering of notes, excluding underwriting discounts and commissions, will be approximately $350,000.

The Bank and the Depositor have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Offering Restrictions

The underwriter has represented to and agreed with the Trust that:

•
it has not offered or sold and prior to the expiry of a period of 6 months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust and shall procure that the Notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the CIS Order or to persons qualifying as high net worth persons under Article 22 of the CIS Order; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

EXPERTS

The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 2001 amd 2000 and for each of the years in the three year period ended December 31, 2001, are incorporated by reference in this prospectus supplement and in the registration statement, in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the notes will be passed upon for the Bank by Lizabeth R. Nichols, General Counsel, New South Federal Savings Bank and Mayer, Brown, Rowe & Maw, Chicago, Illinois. Certain legal matters with respect to the laws of the State of Alabama will be passed upon for the Bank by Balch & Bingham LLP, Birmingham, Alabama. Certain legal matters with respect to the laws of the State of Texas will be passed upon for the Bank by Mayer, Brown, Rowe & Maw, Houston, Texas. Certain legal matters with respect to the laws of the State of Georgia will be passed upon for the bank by Burr & Forman LLP. Certain legal matters with respect to the notes will be passed upon for the underwriter and the Depositor by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

GLOSSARY OF TERMS

“ABS” means the Absolute Prepayment Model, which we use to measure prepayments on Receivables.

“Additional Funds Available” means, with respect to any Payment Date, the sum of:

(1) the Reserve Account Draw Amount, if any, received by the Indenture Trustee with respect to the distribution date; plus

(2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the distribution date.

“Available Funds” shall mean, for any Collection Period, the sum of the following amounts:

•	the Collected Funds for the Collection Period;

•	all Servicer Advances with respect to the Receivables;

•
the Monthly Capitalized Interest Amount for the related Payment Date and all investment earnings on funds on deposit in the Pre-funding Account and the Reserve Account transferred to the Collection Account on the related Payment Date;

•	the proceeds of any liquidation of the assets of the Trust; and

•
the Purchase Amount received with respect to each Receivable that became a purchased Receivable during such Collection Period; provided, however, that, in calculating the Available Funds the following will be excluded: (1) all payments and proceeds, including Net Liquidation Proceeds, of any Receivables the purchase amount of which has been included in the Available Funds in a prior Collection Period, (2) Supplemental Servicing Fees and (3) any Policy Claim Amounts.

“Basic Documents” means the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Purchase Agreement, the insurance agreement and the other documents and certificates delivered in connection with those documents.

“Business Day” means a day that is not a Saturday or a Sunday and that in the States of New York, Alabama, Delaware and the state in which the corporate trust office of the Owner Trustee or the Indenture Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

“Class A Noteholders’ Interest Carryover Amount” means, for any class of notes and any Determination Date, all or any portion of the Class A Noteholders’ Interest Distributable Amount for the class for the immediately preceding Payment Date still unpaid as of the Determination Date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding Payment Date to but excluding the related Payment Date.

“Class A Noteholders’ Interest Distributable Amount” means, for any Payment Date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for each class of notes for such Payment Date and the Class A Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such Payment Date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, for any Payment Date and any class of notes, the interest accrued at the applicable interest rates during the applicable Interest Period on the principal amount of the notes of each class of the notes outstanding as of the end of the prior Payment Date or, in the case of the first Payment Date, as of the closing date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collected Funds” means, for any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables (other than Purchased Receivables) during that Collection Period, including all Net Liquidation Proceeds collected during that Collection Period, but excluding any Purchase Amount and any collections on the Receivables attributable to interest accrued on the Initial Receivables prior to the closing date and any interest accrued on the Additional Receivables prior to the Funding Date.

“Collection Account” means an account, held in the name of the Indenture Trustee, into which the Servicer is required to deposit collections on the Receivables.

“Collection Period” means each calendar month during the term of the sale and servicing agreement; provided that the initial Collection Period will be the period from the closing date to the last day of the calendar month preceding the initial Payment Date. With respect to any Determination Date or Payment Date, the “related Collection Period” means the Collection Period preceding the month in which such Determination Date or Payment Date occurs.

“Cram Down Loss” means, for any Receivable (other than a Purchased Receivable or a Liquidated Receivable), if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to (i) the excess of the Receivable’s Principal Balance immediately prior to the order over the Receivable’s Principal Balance as reduced; and/or (ii) if the court issued an order reducing the effective interest rate on the Receivable, the excess of the Receivable’s Principal Balance immediately prior to the order over the Receivable’s net present value—using as the discount rate the higher of the contract rate on the Receivable or the rate of interest, if any, specified by the court in the order—of the scheduled payments as so modified or restructured. A Cram Down Loss is deemed to have occurred on the order’s issuance date.

“Delinquency Rate” means, with respect to any Determination Date, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate principal balance of all Receivables, other than Liquidated Receivables, as to which any scheduled payment or portion thereof in an amount greater than $10 was 60 or more days delinquent as of the last day of the related Collection Period, and (b) the denominator of which is equal to the aggregate principal balance as of the last day of the related Collection Period.

“Determination Date” means, with respect to any Collection Period, the third Business Day preceding the related Payment Date in the next Collection Period.

“Eligible Servicer” means the Bank or another person which at the time of its appointment as Servicer:

•	is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loan contracts,

•	is legally qualified and has the capacity to service the Receivables,

•
has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loan contracts similar to the Receivables with reasonable skill and care,

•
is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement, and

•	so long as no Insurer Default has occurred and is continuing, is acceptable to the Insurer.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“Funding Date” means the date after the closing date on which Additional Receivables are purchased by the Trust.

“Indenture” means the Indenture dated as of the closing date between the Trust and the Indenture Trustee.

“Insurer Optional Deposit” means, for any Payment Date, an amount other than a Policy Claim Amount delivered by the Insurer, at its sole option, for deposit into the Collection Account for any of the following purposes:

•	to provide funds to pay the fees or expenses of any of the Trust’s service providers for the Payment Date; or

•	to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on the insurance policy; or

•	to pay any portion of the Principal Distribution Amount for the Payment Date.

“Interest Period” shall mean, with respect to any Payment Date (a) with respect to the Class A-1 notes, from and including the closing date, in the case of the first Payment Date, or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date, and (b) with respect to each class of notes other than the Class A-1 notes from and including the closing date—in the case of the first Payment Date—or from and including the 15th day of the calendar month preceding each Payment Date to but excluding the 15th day of the following calendar month.

“Liquidated Receivable” means, with respect to any Collection Period, any Receivable with respect to which any of the following has occurred: (i) any scheduled payment or portion thereof in an amount greater than $10 is 180 days or more past due, except Receivables with respect to which the related financed vehicle has been repossessed within that 180-day period; (ii) the earlier of (A) 90 days have elapsed since the Servicer repossessed the financed vehicle and (B) the sale of the related financed vehicle; or (iii) the Servicer has determined in good faith that all amounts it expects to be recovered have been received.

“Monthly Capitalized Interest Amount” means, with respect to any Payment Date, an amount equal to (a) the product of (i) the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for that Payment Date, plus the premium on the insurance policy accrued during the preceding Collection Period, multiplied by (ii) the Pre-Funding Percentage as of the immediately preceding Payment Date (calculated after giving effect to any withdrawals from the Pre-Funding Account on or prior to such date) or, in the case of the first Payment Date, as of the closing date, minus (b) the net investment earnings on the amount on deposit in the Pre-Funding Account for the preceding Collection Period.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, (1) proceeds from the disposition of the related financed vehicle, plus (2) any related insurance proceeds, plus (3) other monies received from the related obligor that are allocable to principal and interest due under the Receivable, minus (4) the Servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the required obligor by law.

“Net Loss Rate” means, with respect to any Collection Period, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the net liquidation losses for that Collection Period and the denominator of which is the aggregate principal balance of the Receivables as of the first day of that Collection Period.

“Note Distribution Account” means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement.

“Original Pool Balance” means, as of any date of determination, the sum of the Pool Balance as of the Initial Cutoff Date, plus the aggregate of the Principal Balances of the Additional Receivables as of the Additional Cutoff Date.

“Payment Date” means the date on which the Trust will pay interest and principal on the notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day. The first Payment Date will be December 16, 2002.

“Pool Balance” means, as of any date of determination, the sum of the Principal Balances for all Receivables as of that date of determination, excluding any Receivable that became a Liquidated Receivable prior to the end of the preceding Collection Period and any Receivable that became a Purchased Receivable prior to the end of the preceding Collection Period.

“Pre-funding Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the amount on deposit in the Pre-Funding Account on that date, and the denominator of which is the sum of (i) the amount on deposit in the Pre-Funding Account on that date plus (ii) the Initial Pool Balance.

“Pre-funding Period” means the period from the closing date until the earliest of (1) the last day of the third full calendar month following the closing date, (2) the date the amount in the Pre-funding Account is $10,000 or less, and (3) the date on which an Event of Default under the Indenture has occurred and is continuing.

“Principal Balance” means, for any Receivable as of any date of determination, (i) the Amount Financed; minus (ii) the sum of (a) that portion of all amounts received on or prior to that date and allocable to principal according to the Receivable’s terms, and (b) any Cram Down Losses for the Receivable accounted for as of that date.

“Principal Distribution Amount” shall mean, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the notes as of the preceding Payment Date (after giving effect to any principal payments made on the notes on such preceding Payment Date); over

•
the sum of the Pool Balance at the end of the Collection Period preceding such Payment Date, plus the amount on deposit in the Pre-funding Account; provided, however, that the Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Payment Date (prior to giving effect to any principal payments made on the notes on such Payment Date); and provided, further, that the Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of notes and all earlier maturing classes of notes to zero.

“Purchase Amount” means, for any Receivable, the Principal Balance as of the date of purchase, plus interest accrued on that Receivable from the end of the prior Collection Period, plus any unreimbursed Servicer Advances.

“Purchased Receivable” means, for any Collection Period, a Receivable purchased as of the close of business on the last day of the Collection Period by the Bank or the Servicer as a result of a breach of a representation, warranty or covenant or as an exercise of its optional redemption right.

“Record Date” with respect to any Payment Date means the day immediately preceding the Payment Date or, if the notes are issued as definitive notes, the last day of the preceding month.

“Related Cutoff Date” means (a) with respect to the Initial Receivables, the Initial Cutoff Date and (b) with respect to the Additional Receivables, the Additional Cutoff Date.

“Reserve Account” means the account established in the name of the Indenture Trustee for the benefit of the noteholders, the Insurer, the Trust and the certificateholder into which the Servicer will deposit funds on the closing date and as to which the Indenture Trustee, as instructed by the Servicer pursuant to the provisions of the transaction documents, will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Account Draw Amount” means, for any Determination Date, the amount, after taking into account the application on the Payment Date of Available Funds for the related Collection Period, equal to any shortfall in the full payment of amounts described in clauses (1) through (6) under “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments.”

“Rolling Average Delinquency Rate” means, with respect to any Determination Date, the arithmetic average of the Delinquency Rates for the current Determination Date and the two preceding Determination Dates.

“Rolling Average Net Loss Rate” means, with respect to any Determination Date, the arithmetic average of the Net Loss Rates for the current Determination Date and the two preceding Determination Dates.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of the closing date among the Servicer, the Trust and the Indenture Trustee.

“Servicing Rate” means, if the Bank or its affiliate is the Servicer, 1.00% per annum.

“Specified Reserve Balance” for a Payment Date will be the greater of (a) 5.0% of the Pool Balance as of the last day of the related Collection Period and (b) 1.0% of the Original Pool Balance; provided that:

•
if for any Payment Date on which the Pool Balance is greater than or equal to 25% of the Original Pool Balance, either (i) the Rolling Average Delinquency Rate for the related Determination Date exceeds 1.75% or (ii) the Rolling Average Net Loss Rate for the related Determination Date exceeds 4.75%, the Specified Reserve Balance for that Payment Date will equal the greater of (x) 7.0% of the Pool Balance as of the last day of the related Collection Period and (y) 1.0% of the Original Pool Balance; and

•
if for any Payment Date on which the Pool Balance is less than 25% of the Original Pool Balance, either (i) the Rolling Average Delinquency Rate for the related Determination Date exceeds 2.75% or (ii) the Rolling Average Net Loss Rate for the related Determination Date exceeds 5.75%, the Specified Reserve Balance for that Payment Date will equal the greater of (x) 7.0% of the Pool Balance as of the last day of the related Collection Period and (y) 1.0% of the Original Pool Balance.

“Tax Non-Entity” means a Trust in which all of the certificates in that Trust are owned by the Servicer and the Servicer agrees to treat the Trust as a division of the Servicer and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

INDEX OF DEFINED TERMS
ABS	S-54
Additional Cutoff Date	S-12
Additional Funds Available	S-54
Additional Receivables	S-11
Ambac	S-1
Available Funds	S-54
Bank	S-21
Basic Documents	S-54
Black Book	S-24
Business Day	S-54
Capitalized Interest Account	S-34
Certificateholder	S-1
Class A Noteholders’ Interest Carryover Amount	S-54
Class A Noteholders’ Interest Distributable Amount	S-54
Class A Noteholders’ Monthly Interest Distributable Amount	S-54
Class A-1 notes	S-1
Class A-2 notes	S-1
Class A-3 notes	S-1
Code	S-54
Collected Funds	S-55
Collection Account	S-55
Collection Period	S-55
Controlling Party	S-30
Cram Down Loss	S-55
Dealer Agreement	S-21
Delinquency Rate	S-55
Depositor	S-11
Determination Date	S-55
Eligible Servicer	S-55
ERISA	S-55
Event of Default	S-31
Final Scheduled Payment Date	S-55
FSMA	S-52
Funding Date	S-56
Indenture	S-56
Indenture Trustee	S-11
Initial Cutoff Date	S-12
Initial Receivables	S-11
Insured Payment	S-46
Insurer	S-27
Insurer Default	S-31
Insurer Optional Deposit	S-56
Interest Period	S-56
Liquidated Receivable	S-56
Maximum Insured Amount	S-46
Monthly Capitalized Interest Amount	S-56
Net Liquidation Proceeds	S-56
Net Loss Rate	S-56
New South Party	S-45
Nonpayment	S-45
Note Distribution Account	S-56
Notes	S-1
Notice	S-46
NSB	S-21
Order	S-47
Original Pool Balance	S-57
Originator	S-11
Owner Trustee	S-11
Payment Date	S-57
Plan	S-50
Policy Claim Amount	S-45
Pool Balance	S-57
Preference Amount	S-45
Pre-funding Account	S-34
Pre-funding Percentage	S-57
Pre-funding Period	S-57
Principal Balance	S-57
Principal Distribution Amount	S-57
Purchase Amount	S-57
Purchase Agreement	S-35
Purchased Receivable	S-57
Receivables	S-12
Record Date	S-57
Reimbursement Amount	S-48
Related Cutoff Date	S-57
Reserve Account	S-58
Reserve Account Draw Amount	S-58
Rolling Average Delinquency Rate	S-58
Rolling Average Net Loss Rate	S-58
Sale and Servicing Agreement	S-58
Scheduled Payment	S-45
Servicer	S-11
Servicer Advance	S-36
Servicer Default	S-38
Servicing Fee	S-36
Servicing Rate	S-58
Specified Reserve Balance	S-58
Supplemental Servicing Fee	S-36
Tax Non-Entity	S-58
Trust	S-11
Trust Agreement	S-11
Trust Property	S-11

PROSPECTUS

BOND SECURITIZATION, L.L.C.

ASSET BACKED CERTIFICATES
ASSET BACKED NOTES

(ISSUABLE IN SERIES)
AUTO RECEIVABLES SECURITIES ISSUERS

Each Issuer:

Each Issuer may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each Issuer will own:

(1) motor vehicle installment loans secured by new and used motor vehicles;

(2) collections on the receivables;

(3) liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

(4) funds in the accounts of the Issuer; and

(5) any credit enhancement issued in favor of the Issuer.

The Securities:

(1) will represent indebtedness of the Issuer that issued those securities, in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;

(2) will be paid only from the assets of the Issuer that issued those securities;

(3) will represent the right to payments in the amounts and at the times described in the related prospectus supplement;

(4) may benefit from one or more forms of credit enhancement; and

(5) will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The notes and certificates will represent obligations of or interests in the Issuer only and are not guaranteed by Bond Securitization, L.L.C. or any of its affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related Issuer.

The date of this prospectus is November 18, 2002.

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

(1) the type of securities offered;

(2) certain risks relating to an investment in the securities;

(3) the timing and amount of interest and principal payments;

(4) the receivables underlying your securities;

(5) the credit enhancement for each class;

(6) the credit ratings; and

(7) the method of selling the securities.

Whenever information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the prospectus supplement in their entirety.

i

ii

SUMMARY OF TERMS
The following summary is a short description of the main structural features that an issuer’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuer’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuers

A separate issuer will be formed to issue each series of securities. If the issuer issues notes and certificates, it will be formed by a trust agreement between the company and the trustee of the trust or by a limited liability company agreement. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer, the company and the trustee of the trust.

The Company

Bond Securitization, L.L.C.

Seller

The related prospectus supplement will name the seller of the receivables to the company.

Servicer

The related prospectus supplement will name the servicer for the Issuer.

Trustees

The related prospectus supplement will name the indenture trustee and the owner trustee, if any, for the Issuer.

Indenture Trustee

If an issuer issues notes, the prospectus supplement will name the indenture trustee.

Securities

An issuer’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

(1) its principal amount;

(2) its interest rate, which may be fixed or variable or a combination;

(3) the timing, amount and priority or subordination of payments of principal and interest;

(4) the method for calculating the amount of principal and interest payments;

(5) its final scheduled distribution date;

(6) whether and when it may be redeemed prior to its final scheduled distribution date; and

(7) how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

(1) principal payments with disproportionate, nominal or no interest payments; or

(2) interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

The Receivables and Other Issuer Property

The Receivables. The receivables of each Issuer will consist of a pool of motor vehicle installment loans originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by a purchaser of acquired assets with dealers or lenders and sold to the company. The receivables will be secured by new or used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles.

You will find a description of the characteristics of each issuer’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see “The Receivables Pools” in this prospectus and “The Receivables Pool” in the related prospectus supplement.

Other Property of the Issuer. In addition to the receivables, each issuer will own amounts on deposit in various accounts, which may include:

(1) an account into which collections are deposited;

(2) an account to fund post-closing purchases of additional receivables; or

(3) a reserve fund or other account providing credit enhancement.

Credit or Cash Flow Enhancement

The prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuer. Credit or cash flow enhancement may consist of one or more of the following:

(1) subordination of one or more classes of securities;

(2) a reserve fund;

(3) overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the Issuer’s securities);

(4) excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the Issuer’s securities and any amounts required to be deposited in any reserve fund);

(5) letter of credit or other credit facility;

(6) surety bond or insurance policy;

(7) liquidity arrangements;

(8) swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

(9) repurchase or put obligations;

(10) yield supplement agreements;

(11) guaranteed investment contracts;

(12) guaranteed rate agreements; or

(13) other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an Issuer. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Fund. If there is a reserve fund, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

For more information about credit enhancement, see “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” in this prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes and certificates. You should also carefully consider the information set forth under “Risk Factors” in the related prospectus supplement.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities
The company does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the issuer for that series. Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the notes and certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the issuer for a series of securities, including, if applicable, any amounts available pursuant to any credit enhancement for that series, for the payment of principal of and interest on the securities of that series.

Limits on credit enhancement may result in losses to you
Although we intend the credit enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit enhancement, the amount of the credit enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the receivables could result in losses to holders of those securities.

Timing and rate of prepayments may result in lower yield
The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

(1) the extent of prepayments, which may be influenced by a variety of factors;

(2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement; and

(3) the exercise of any right of optional termination. Prepayments may also result from repurchase or purchase of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the servicer’s representations or warranties. Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of subordinated securities
To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

The absence of a secondary market could limit your ability to resell your securities
There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriter presently expects to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

The issuer’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses
The company will assign security interests in the financed vehicles securing the receivables to the related Issuer. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, an issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. If an issuer does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Commingling of assets by the servicer could reduce or delay payments on the securities
We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a servicer after a servicer default
The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust or an LLC, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer
To the extent provided for in the related prospectus supplement, the servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Receivables that fail to comply with consumer protection laws may result in losses on your investment
To the extent that the receivables are the obligations of consumer, Federal and state consumer protection laws will regulate the creation, collection and enforcement of these receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a loan, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the related prospectus supplement, the seller or the servicer will be obligated to repurchase any receivable that fails to comply with these legal requirements from the issuer. If the seller or the servicer fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Certain Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus.

The Company and the seller have limited obligations to the issuer and will not make payments on the securities
The company, the seller and their affiliates are generally not obligated to make any payments to you on your securities. However, the seller or the servicer will make representations and warranties about the characteristics of the receivables.

If the seller or servicer breaches a representation or warranty for a receivable, the seller may be required to repurchase or the servicer may be required to purchase that receivable. If the seller fails to repurchase and the servicer fails to purchase that receivable, you might experience delays and/or reductions in payments on the securities. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus and in the related prospectus supplement.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities
Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the seller nor the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the Issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee or indenture trustee. See “Certain Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

Extensions and deferrals of payments on receivables could increase the average life of the securities
In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables.

The application of the Soldier’s and Sailor’s Civil Relief Act may lead to delays in payment or losses on your securities
In some circumstances, the Soldier’s and Sailor’s Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payment to holders of the securities.

The securities may not be a suitable investment for you
The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you
We will issue a class of securities only if that class receives the rating specified in the related prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of security balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled distribution date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

Book-entry registration—beneficial owners not recognized by issuer
Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through DTC and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in DTC or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities. You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to DTC and DTC will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

THE ISSUERS

With respect to each series of securities, for the transactions described in this prospectus and in the related prospectus supplement, Bond Securitization, L.L.C. (the “Company”) will establish a separate issuer that will issue the securities of that series (each, an “Issuer”). Each Issuer will be either a limited liability company (each, an “LLC”) formed pursuant to a limited liability company agreement (each, a “Limited Liability Company Agreement”), a trust (each, a “Trust”) formed pursuant to a trust agreement (each, a “Trust Agreement”) between the Company and the related owner trustee or a grantor trust formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Company, the servicer and the trustee for the related Trust, as applicable. In the event an owner trust is formed, the related owner trustee will own the Receivables and act on behalf of the Issuer in all instances described in this prospectus and the related prospectus supplement. The property of each Issuer will include Receivables and all payments due under the Receivables on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the seller will transfer or sell Receivables to the Company and the Company will transfer or sell Receivables to the Issuer in the outstanding principal amount specified in the related prospectus supplement.

To the extent specified in the related prospectus supplement, the property of each Issuer will include:

(1) a pool of motor vehicle installment loans secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles (the “Receivables”);

(2) the right to all documents and information contained in the Receivable files;

(3) security interests in the motor vehicles financed by the Receivables (the “Financed Vehicles”);

(4) the right to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the Financed Vehicles or the obligors under the Receivables;

(5) the right relating to the Receivables purchased from dealers under any agreements between the originator of the receivables and the dealers that sold the Financed Vehicles;

(6) all amounts on deposit in the applicable accounts, including the related collection account and any other account identified in the related prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the Receivables or as otherwise specified in the related prospectus supplement);

(7) the rights under any credit enhancement to the extent specified in the related prospectus supplement;

(8) any other property specified in the related prospectus supplement; and

(9) all proceeds of the Receivables or the foregoing property.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Issuer or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the related Pooling and Servicing Agreement or related sale and servicing agreement (each, a “Sale and Servicing Agreement”), as applicable, will service the Receivables held by each Issuer and will receive fees for these services. See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of Sale and Servicing Agreement—Servicing Compensation” in the related prospectus supplement. To facilitate the servicing of Receivables and to the extent set forth in the related prospectus supplement, the seller and each trustee will authorize the servicer to retain physical possession of the

Receivables held by each Issuer and other documents relating to possession of the Receivables as custodian for each Issuer. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to an Issuer. In the absence of an amendment, an Issuer may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables”.

If the protection provided to (1) holders of notes issued by an owner trust or an LLC by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Issuer not having perfected security interests in all of the Financed Vehicles, may limit the ability of an Issuer to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Credit Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Issuer and the related trustee, in the case of a Trust, will be specified in the related applicable prospectus supplement.

THE TRUSTEE

The trustee for any Issuer that is a Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

THE COMPANY

The Company, Bond Securitization, L.L.C., a wholly-owned, special purpose, bankruptcy remote subsidiary of Banc One Financial Corporation, was formed as a limited liability company under the laws of the State of Delaware on June 18, 2001 and has a limited operating history. The Company was organized solely for the limited purpose of acquiring Receivables and associated rights, issuing securities and engaging in related transactions. The Company’s limited liability company agreement limits the activities of the Company to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the Company are located at 1 Bank One Plaza, Chicago, Illinois, telephone (312) 732-4000.

Banc One Financial Corporation is a wholly-owned subsidiary of Bank One Corporation. Bank One Corporation is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with Banc One Corporation.

Through its banking and nonbank subsidiaries, Bank One Corporation provides domestic retail banking, finance and credit card services; worldwide commercial banking services and trust and investment management services. Bank One Corporation operates banking offices in Arizona, Colorado, Delaware, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin and in selected international markets. Bank One Corporation also engages in other businesses related to banking and finance, including credit card and merchant processing, customer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

Bank One Corporation’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and its telephone number is (312) 732-4000.

The depositor with respect to each series of securities will be the Company. The Company anticipates that, as depositor, it will acquire receivables to be included in each trust from sellers in the open market or in privately negotiated transactions. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any Issuer.

The Company does not have, is not required to have, and is not expected in the future to have, any significant assets. None of the Company, the seller or any of their respective affiliates will insure or guarantee the Receivables or the securities of any Issuer.

THE SELLER AND THE SERVICER

Information with respect to the related seller or sellers of the Receivables and the related servicer (including information related to origination, underwriting of motor vehicle installment loans, credit scoring, loan servicing and collections and insurance) will be set forth in the related prospectus supplement.

To the extent set forth in the related prospectus supplement, the Company may acquire the Receivables directly from the originator of the Receivables, or, to the extent specified in the related prospectus supplement, may acquire the Receivables from a seller that is an affiliate of the originator, which acquired the Receivables from the originator for the purpose of transferring them to the Company.

USE OF PROCEEDS

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the related Issuer to the purchase of the Receivables from the Company or the seller, as applicable. The Company will use the portion of the net proceeds paid to it to purchase the Receivables from the seller.

PRINCIPAL DOCUMENTS

In general, the operations of an Issuer will be governed by the following documents:

If Notes Are Issued

Document	Parties	Primary Purposes
Trust Agreement (if an owner trust) or Limited Liability Agreement	owner trustee and the depositor	• creates the trust or limited liability company

• provides for issuance of certificates and payments to certificateholders

• establishes rights and duties of owner trustee (if an owner trust)

• establishes rights of certificateholders

Indenture	Trust or LLC, as issuer of the notes, and indenture trustee	• provides for issuance of the notes, the terms of the notes and payments to noteholders

• establishes rights and duties of indenture trustee

• establishes rights of noteholders

Sale and Servicing Agreement (if an owner trust or an LLC)	The Company, the servicer and an Issuer as purchaser
•   effects sale of receivables to the Issuer

•   contains representations and warranties concerning the receivables

•   contains servicing obligations of servicer

•   provides for compensation to servicer

•   directs how cash flow will be applied to expenses of the Issuer and payments on its securities

Pooling and Servicing Agreement	trustee, the Company and the servicer
•   creates the Trust

•   effects sale of receivables to the Trust

•   contains representations and warranties concerning
the receivables

•   contains servicing obligations of servicer

•   provides for compensation to servicer

•   provides for issuance of certificates and payments to certificateholders

•   directs how cash flow will be applied to expenses of the Trust and payments to certificateholders

•   establishes rights and duties of trustee

•   establishes rights of certificateholders

The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

THE RECEIVABLES POOLS

Receivables in a receivables pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Issuer will be selected from a seller’s portfolio for inclusion in a receivables pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable:

(1) is secured by a new or used automobile, motorcycle, van, truck, bus and/or trailer, light-duty truck or other similar vehicle;

(2) was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller or an affiliate of the seller;

(3) provides for level monthly payments, except for the last payment, which may be different from the level payments, that, to the extent set forth in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable; and

(4) is a Precomputed Receivable or a Simple Interest Receivable.

The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

The seller will sell or transfer receivables having an aggregate principal balance specified in the related prospectus supplement as of the cutoff date to the applicable Issuer. The purchase price paid by each Issuer for each Receivable included in the property of the Issuer will either reflect the principal balance of the Receivable as of the cutoff date calculated under the Actuarial Method or Simple Interest Method or another method as specified in the related prospectus supplement.

Calculation Methods

“Actuarial Method” means the method of calculating interest due on a Receivable without regard to the period of time which has elapsed since the preceding payment was made, using the Actuarial Method or the method known as the Rule of 78s or sum-of-the-digits method.

“Balloon Payment” means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the Receivable.

“Balloon Payment Receivable” means a Receivable that provides for the amortization of the entire amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the Receivable.

“Precomputed Receivables” consist of either (1) monthly actuarial Receivables (“Actuarial Receivables”) or (2) Receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Method” means the method of calculating interest due on a Receivable on a daily basis based on the actual principal balance of the receivable on that date.

“Simple Interest Receivables” are Receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Issuer will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the related series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each receivables pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by contract rate and by states of origination of the Receivables, the portion of each receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each receivables pool secured by new vehicles and by used vehicles.

The Receivables to be held by each Issuer, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. The final Balloon Payment is generally set by the seller for each particular model of vehicle at the time the Receivable is originated and is due at the end of the term of the Receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

(1) in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the Receivable and the applications of day counting conventions; and

(2) in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract on the Financed Vehicle.

Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

(1) paying the remaining principal amount of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the receivable and the application of day counting conventions;

(2) refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions; or

(3) selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the Receivable over the Balloon Payment to the servicer.

If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the Issuer, the Issuer may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

If the Receivables in a pool of receivables included in the property of an Issuer include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the Receivables and the consequences of including the Receivables in a receivables pool in the related prospectus supplement.

Specific information with respect to each pool of receivables included in an Issuer will be set forth in the related prospectus supplement, including, to the extent appropriate:

(1) the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

(2) the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

(3) the aggregate principal balance of all of the related Receivables;

(4) the average principal balance of the related Receivables and the range of principal balances;

(5) the number of Receivables in the receivables pool;

(6) the geographic distribution of Receivables in the receivables pool;

(7) the average original amount financed and the range of original amounts financed;

(8) the weighted average contract rate of interest and the range of such rates;

(9) the weighted average original term and the range of original terms;

(10) the weighted average remaining term and the range of remaining terms;

(11) the scheduled weighted average life; and

(12) the distribution by stated contract rate of interest.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of the servicer pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience of the servicer.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables repurchased by the seller or purchased by the servicer. Substantially all of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of Receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the seller. The rate of prepayment on Receivables may also be influenced by the structure of the loan. In addition, under some circumstances, Receivables will be required to be repurchased from a given Issuer pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Issuer pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “Description of the Transfer and Servicing Agreements—Sale and

Assignment of Receivables” and “Servicing Procedures”. See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s obligation to purchase Receivables from a given Issuer.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Receivables will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Receivables and the related series of securities.

POOL FACTORS AND TRADING INFORMATION

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable distribution date, after giving effect to distributions to be made on the applicable distribution date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the Receivables, the “Pool Balance” (as defined in the related prospectus supplement) and each Note Pool Factor or Certificate Pool Factor, as applicable.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Statements to Securityholders”.

DESCRIPTION OF THE NOTES

Each Issuer that is an owner trust or an LLC will issue one or more classes of notes pursuant to an indenture (each, an “Indenture”) between the related owner trust or LLC and the indenture trustee. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the Issuer). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the Company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related receivables pool. See “Certain Matters Regarding the Servicer—Termination” in this prospectus.

To the extent specified in any related prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Credit Enhancement” in this prospectus.

In the case of a series of securities issued by an Issuer that is an owner trust or an LLC that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.

If specified in the related prospectus supplement, the Issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Provisions of the Indenture

Events of Default, Rights Upon Event of Default. Unless otherwise specified in the related prospectus supplement, “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1) a default for five days or more in the payment of any interest on any note;

(2) a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3) a default in the observance or performance of any material covenant or agreement of the related Issuer made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and the servicer delivers an officer’s certificate to the related indenture trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Issuer by the applicable indenture trustee or to the Issuer and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4) any representation or warranty made by the Issuer in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and the servicer delivers an officer’s certificate to the related indenture trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Issuer by the applicable indenture trustee or to the Issuer and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5) particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Issuer or a substantial part of the property of the Issuer; and

(6) any other events as may be specified in the related prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any payment date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable maturity date for the class of notes.

If an Event of Default—other than an Event of Default described in clause (5) above—should occur and be continuing with respect to the notes of any series, the related indenture trustee may, and will at the direction holders of a majority of the aggregate outstanding principal amount of the notes, declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority of the aggregate outstanding principal amount of the notes. If an event of Default described in clause (5) above should occur and be continuing, the notes will automatically be accelerated without the need for action by any party.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Issuer, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Issuer maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. The sale of the Receivables following an Event of Default will be subject to the limitations and conditions specified in the related prospectus supplement.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

(1) the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

(2) the holders of not less than 25% of the aggregate outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

(3) the holder or holders have offered the indenture trustee reasonable indemnity;

(4) the indenture trustee has for 60 days failed to institute a proceeding; and

(5) no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate outstanding principal amount of the notes of the series.

With respect to any Issuer that is an owner trust or an LLC, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Issuer, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Issuer contained in the applicable Indenture.

In the event the related indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each representing less than a majority of the aggregate outstanding principal amount of the notes, the related indenture trustee will act at the direction of the group of noteholders with the greater aggregate outstanding principal amount of notes; provided that if the related indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders representing an equal aggregate outstanding principal amount of notes, the related indenture trustee in its sole discretion may determine what action, if any, will be taken, notwithstanding any other provisions of the applicable Indenture.

No Issuer may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Issuer will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Issuer may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Issuer under the Indenture;

(3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

(4) the Issuer has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

(5) the Issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuer or to any related noteholder or certificateholder;

(6) any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

(7) the Issuer has delivered to the related indenture trustee an officer’s certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

Each Indenture will provide that the related Issuer may not, except as expressly permitted by the Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Issuer (the “Related Documents”), convey or transfer all or substantially all of its properties unless

(1) the entity that acquires by conveyance or transfer the properties and assets of the Issuer is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Issuer under the Indenture;

(3) the entity expressly agrees that all right, tile and interest so conveyed or transferred will be subject to the rights of the noteholders;

(4) unless otherwise provided in any supplemental indenture, the entity expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to the Indenture and the notes;

(5) the entity expressly agrees that it will prepare and make all filings with the Commission required by the Exchange Act in connection with the notes;

(6) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

(7) the Issuer has been advised by each Rating Agency that the conveyance or transfer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

(8) the Issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuer or to any related noteholder or certificateholder;

(9) any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

(10) the Issuer has delivered to the related indenture trustee an officer’s certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No Issuer that is an owner trust or an LLC will:

(1) except as expressly permitted by the Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

(2) claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Issuer;

(3) dissolve or liquidate in whole or in part;

(4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part of its property, or any interest in the Issuer or the proceeds of the Issuer;

(6) permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Issuer;

(7) engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by the Indenture and the Related Documents and activities incidental thereto;

(8) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for any indebtedness permitted by or arising under the Indenture or the Related Documents;

(9) except as contemplated in the Indenture and the Related Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other entity; or

(10) make any expenditure for capital assets.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. The Issuer and the related indenture trustee may, subject to the conditions described in the related Indenture, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related noteholders.

Annual Compliance Statement. Each Issuer that is an owner trust or an LLC will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. If required by the Trust Indenture Act, the indenture trustee for each Issuer that is an owner trust or an LLC will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the Issuer to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust or LLC will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the aggregate outstanding principal amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. Subject to any conditions described in the related Indenture, an Issuer that is an owner trust or an LLC may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the Issuer will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

DESCRIPTION OF THE CERTIFICATES

Each Issuer, if a Trust, will issue one or more classes of certificates pursuant to a Trust Agreement or a Pooling and Servicing Agreement, as applicable. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by a seller or any of its affiliates, each class of certificates will initially be represented by one or more physical certificates registered in the name of DTC. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the Company has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than a seller or any of its affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book Entry Registration” and “—Definitive Securities” in this prospectus. Any certificate of a series owned by a seller or any of its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, to the extent set forth in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an Issuer that is an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

CERTAIN INFORMATION REGARDING THE SECURITIES

General

The related prospectus supplement will describe:

(1) the timing, amount and priority of payments of principal and interest on each class of securities;

(2) their interest rates or the formula for determining their interest rates;

(3) the method of determining the amount of their principal payments;

(4) the priority of the application of the Issuer’s available funds to its expenses and payments on its securities; and

(5) the allocation of losses on the receivables amount the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

(1) principal payments with disproportionate, nominal or no interest payments;

(2) interest payments with disproportionate, nominal or no principal payments; or

(3) residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the related prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an Issuer may be greater than, equal to or less than the aggregate initial principal amount of the Receivables held by that Issuer.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.

Fixed Rate Securities

Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each Issuer issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the Issuer. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders off the floating rate securities.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the related prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency (a “Rating Agency”) and receive the rating specified in the related prospectus supplement by at least one Rating Agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than one year from the date of issuance of a class or classes of notes or certificates of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes or certificates may be:

•
utilized by the Issuer during the Revolving Period to acquire additional receivables which satisfy the criteria described under “The Receivables—General” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes or certificates of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an Amortization Period all or a portion of principal collections on the receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

Each Issuer which has a Revolving Period may also issue to the related seller a certificate evidencing a retained interest in the Issuer not represented by the other securities issued by such Issuer. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each Issuer will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

If specified in the applicable prospectus supplement, the Issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Book-Entry Registration

If specified in the applicable prospectus supplement, securityholders may hold their securities through The Depository Trust Company (“DTC”) in the United States or “Clearstream” or “Euroclear” in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

DTC’s nominee will be Cede & Co. (“Cede”), unless another nominee is specified in the applicable prospectus supplement. Accordingly, the nominee is expected to be the holder of record of any book-entry securities of any class or series. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholders will be entitled to receive a physical note or certificate representing its interest in a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable securities, for distribution to securityholders in accordance with DTC’s procedures with respect to the securities. See “Description of the Securities—Definitive Securities” in this prospectus.

Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for “DTC participants” and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to “DTC indirect participants” such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (DTE participants and DTC indirect participants, collectively, the “Participants”).

Transfers between DTC participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines—European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

A securityholder, as used in this prospectus, means a holder of a beneficial interest in a book-entry security. Unless otherwise provided in the related prospectus supplement, securityholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through DTC participants and DTC indirect participants. In addition, securityholders will receive all distributions of principal of and interest on securities from the applicable trustee or indenture trustee, through the DTC participants, who in turn will receive them from DTC.

Under a book-entry format, security owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to Cede, as nominee for DTC. DTC will forward these payments to DTC participants which will then forward them to DTC indirect participants or security owners. We anticipate that the only “noteholder” and “certificateholder” will be Cede, as nominee of DTC. Securityholders will not be recognized by the applicable trustee or indenture trustee as noteholders or certificateholders, as these terms are used in the trust agreement and the indenture. Securityholders will only be permitted to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

Under the rules and procedures administered by DTC, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. DTC participants and DTC indirect participants with which security owners have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective security owners. Accordingly, although security owners will not physically possess securities, the DTC rules provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of DTC indirect participants and certain banks, the ability of a security owners to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of physical notes or certificates for those securities.

DTC has advised the Company that it will take any action permitted to be taken by a security owners under the Indenture, Trust Agreement or Pooling and Servicing Agreement, applicable, only at the direction of one or more DTC participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movements of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including U.S. dollars.

Clearstream provides to its Clearstream participants, among other things:

(1) services for safekeeping, administration, clearance and settlement of internationally traded securities; and

(2) securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulations by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwrites, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter of any series. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

The Euroclear system was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C. or the Clearance Cooperative, a Belgian co-operative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the aforementioned terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator will take any other action permitted to be taken by a securityholder under the related indenture or trust agreement on behalf of a Clearstream participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and they may discontinue these procedures at any time.

Except as required by law, neither the underwriter, the trustee nor the indenture trustee, as applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Global Clearance, Settlement and Tax Documentation Procedures

In most circumstances, the securities offered by the related prospectus supplement will be issued only as global securities which are registered and held by a depository. Securityholders of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear and the DTC participants.

Non-U.S. Holders of global securities may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement. All global securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Securityholders’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold their positions in accounts as DTC participants.

Securityholders electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants of Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date or distribution date, as the case may be, to and excluding the settlement date. Payment or distribution will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The global securities credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global securities will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The Company will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date or distribution date, as the case may be, to and excluding the settlement date. The payment or distribution will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, under the clearing system’s customary procedures;

(2) borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, will be required to pay the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount (“OID”), on registered debt issued by U.S. Persons, unless:

(1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for U.S. Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds the security, or to the clearing agency, in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification umber (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means:

(1) a citizen or resident of the United States;

(2) a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

(3) an estate, the income of which is includible in gross income for United States Tax purposes, regardless of its source; or

(4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Securityholders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the related servicer advises the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust or LLC, as applicable, that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and the servicer, is unable to locate a qualified successor;

(2) the related servicer elects, at its option, to terminate the book-entry system through DTC; or

(3) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the Issuer will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Payments or distributions, as the case may be, will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each payment date or distribution date, as the case may be, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1) the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

(2) the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

(3) if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4) the aggregate outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following payment date or distribution date, as the case may be; and

(6) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Issuer, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

(1) each receivables purchase agreement (a “Receivables Purchase Agreement”) pursuant to which a seller, the originator or an affiliate of the originator will transfer Receivables to the Company;

(2) each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, certificates will be issued, and the servicer will service Receivables in the case of a grantor trust;

(3) each Sale and Servicing Agreement pursuant to which the Company will transfer Receivables to an Issuer and the servicer will service Receivables, in the case of an owner trust or an LLC; or

(4) each administration agreement pursuant to which the seller or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an Issuer (collectively, the “Transfer and Servicing Agreements”).

The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of the Receivables

On or prior to the related closing date, a seller will transfer and assign to the Company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

On the related closing date, the Company will transfer and assign to the Issuer, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Receivables to the related Issuer, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

On each closing date, either the seller, in the Receivables Purchase Agreement, or the servicer in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will represent and warrant, among other things, that;

(1) the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

(2) the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the servicer’s normal requirements;

(3) on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

(4) at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

(5) each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

(6) any other representations and warranties that may be set forth in the related prospectus supplement.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Company will assign to the related Issuer all of the representations and warranties made by the seller under the related Receivables Purchase Agreement for the benefit of the related securityholders. To the extent that the seller or the servicer does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to the Receivable, the Company will not be required to repurchase that Receivable.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller or the servicer so elects, the last day of the first Collection Period, following the discovery by or notice to the seller or the servicer of any breach of a representation and warranty of the seller or the servicer that materially and adversely affects the interests of the related Issuer in any Receivable, the seller will be obligated to repurchase or the servicer will be obligated to purchase the Receivable, unless the seller or the servicer, as applicable, cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

Accounts

With respect to each Issuer that is an owner trust or an LLC, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (1) one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the “Collection Account”) and (2) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each Issuer, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust or an LLC, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for payment or distribution to noteholders or certificateholders. Any other accounts to be established with respect to an Issuer will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled payment or distribution to securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled payment or distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. To the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be, and will be treated as collections of interest on the related Receivables.

The Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of an institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to an Issuer, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) an institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the

Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee in the case of an Issuer that is an owner trust or an LLC, and the trustee, in the case of an Issuer that is a grantor trust, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Issuer additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the property of the Issuer as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

(1) the Pre-Funding Period will not exceed one year from the related closing date;

(2) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

(3) the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, each Issuer will designate the related servicer as custodian to maintain possession, as the Issuer’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Issuer, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, subject to any limitations and restrictions described in the related prospectus supplement. Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables” in this prospectus.

Collections

With respect to each Issuer, the servicer or the trustee will deposit all payments on the related Receivables, from whatever source, and all proceeds of the related Receivables, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Receivables or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable payment date or distribution date, as the case may be, if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuer to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. If so provided in the related prospectus supplement, any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later payment date on which the Payaheads may be applied either to the scheduled payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable payment date or distribution date, as the case may be. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool.

If specified in the related prospectus supplement, on or before the business day prior to each payment date or distribution date, as the case may be, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if so specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Issuer for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each Issuer the related servicer will be entitled to receive, out of interest collected on or in respect of the related Receivables serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Receivables as of the first day of the related Collection Period. To the extent provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates or Distribution Dates, will be paid solely to the extent of the funds available for such purpose as described in the related prospectus supplement.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Issuer for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Issuer, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related indenture trustee or trustee, and generating federal income tax information for the Issuer and for the related noteholders and/or certificateholders as well as the Issuer’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Receivables.

Distributions

With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Issuer, on each payment date or distribution date, as the case may be, collections on or in respect of the related Receivables will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for payment or distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Credit Enhancement

The amounts and types of any credit and cash flow credit enhancement arrangements and the provider of the credit and cash flow credit enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow credit enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Receivables included in an Issuer as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the related prospectus supplement, credit or cash flow credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of these losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each payment date or distribution date, as the case may be, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Receivables. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the seller or to any other entity designated by the seller.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Issuer and indenture trustee and/or trustee a statement as to compliance by the servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Issuer and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the corporate trust office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to Trustees and the Issuer

Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.

Description of the Administration Agreement

The Company or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the Issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations on behalf of the Issuer required by the related indenture and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. With respect to any Issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the related prospectus supplement. Any administration fee will be paid by the servicer.

CERTAIN MATTERS REGARDING THE SERVICER

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Sale and Servicing or Pooling and Servicing Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuer or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will consist of:

(1) any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Accounts any required payment or to direct the related indenture trustee or trustee, as applicable, to make any required payments or distributions from the Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2) any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3) specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4) any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an owner trust or an LLC, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate outstanding principal amount of the notes may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee, receiver or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer meeting the eligibility requirements described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each owner trust or LLC, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements, subject to the conditions described in the related prospectus supplement.

Payment in Full of the Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to an Issuer pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of:

(1) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivable;

(2) the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements; and

(3) the occurrence of the event described below.

If so provided in the related prospectus supplement, in order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from an Issuer all remaining Receivables as of the end of any Collection Period, if the then outstanding Pool Balance is a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the Receivables by the seller to the Company, and by the Company to the applicable Issuer, and the grant thereof to an indenture trustee, if any, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the receivables are subject to a number of federal and State laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the Company will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the Receivables.

Under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the Receivables if the indenture trustee is not acting as custodian. The custodian, will have physical possession of the Receivables. While the Receivables will not be physically marked to indicate the ownership interest thereof by the Issuer, appropriate UCC-1 financing statements reflecting the transfer and assignment of the Receivables by the seller to the Company, the contribution and assignment by the Company to the Issuer and the grant by the Issuer to the indenture trustee will be filed to perfect that interest and give notice of the Issuer’s ownership interest in, and the indenture trustee’s security interest in the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or granted to another party who purchased the Receivables in the ordinary course of its business and took possession of the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the Issuer and the indenture trustee if the purchaser acquired the Receivables for value and without actual knowledge of the Issuer’s and the indenture trustee’s interests in the Receivables, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the Receivables, including without limitation the Issuer and the indenture trustee, will be subject to:

(1) all the terms of the contracts related to or evidencing the Receivable and any defense or claim in recoupment arising from the transaction; and

(2) any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment.

Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the Receivables, the Issuer and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.

Security Interests in Financed Vehicles

In states in which motor vehicle installment loan agreements or motor vehicle retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in motor vehicles is perfected by obtaining physical possession of the certificate of title to the Financed Vehicle and/or notation of the secured party’s lien on the vehicles’ certificate of title.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state which issued the certificate of title for the Financed Vehicle to perfect the seller’s security interest in the Financed Vehicle, including, where applicable, obtaining possession of the certificate of title, having a notation of its lien recorded on the vehicle’s certificate of title or filing a UCC-1 financing statement. If the seller, because of clerical error or otherwise, has failed to take any such required action with respect to a Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

After the sale and assignment of the Receivables to the seller, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Issuer. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Issuer as the new secured party on the certificates of title relating to the Financed Vehicles. To the extent provided in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Issuer pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an Issuer, because the related Issuer will not be listed as legal owner on the certificates of title to the Financed Vehicles, an Issuer’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an Issuer against the rights of subsequent purchasers of a Financed Vehicle from the obligor or subsequent creditors of the obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Issuer’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller’s or the servicer’s representations and warranties under the related Transfer and Servicing Agreement and the seller will be required to repurchase or the servicer will be required to purchase the Receivable from the Issuer unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—Potential Lack of Security” in this prospectus.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is retitled in a new state from the one in which it was initially titled (unless perfection would have otherwise ceased before under the laws of the first state). A majority of these states require surrender of a certificate of title to re-title a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the motor vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the seller or the servicer, as applicable, will represent and warrant that, as of the date any Receivable is sold to the Issuer, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller or a purchase obligation of the servicer.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment against a consumer debtor. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien who makes a demand for turnover of proceeds with respect to the related vehicle or, if no such subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restriction\s on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an Issuer, to enforce consumer finance contracts such as the Receivables that represent the obligations of retail obligors.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Issuer, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s or the servicer’s warranties under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under the related Transfer and Servicing Agreements, the seller or the servicer will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an Issuer for a violation of any law and that claim materially and adversely affects the interests of the Issuer in a Receivable, the violation would constitute a breach of the seller’s or the servicer’s, as applicable, representation and warranty and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Repurchase Obligation

Under the related Transfer and Servicing Agreements, the seller or the servicer will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the related closing date. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus. Accordingly, if any defect exists in the perfection of the security interest in the name of the seller in any Financed Vehicle as of the closing date and that defect adversely affects the related Issuer’s interest in the related Receivable, the defect would constitute a breach of a warranty under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. Additionally, under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of the seller in each Financed Vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable form the related Issuer unless the breach is cured.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor form repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the scheduled payments due under a Receivable or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Soldiers’ and Sailors’ Relief Act of 1940, an obligor who enters the military service after the origination of the obligor’s Receivable, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s Receivable and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the obligor’s active duty status unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Receivables described above, for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the Receivables. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected Receivable during the obligor’s period of active duty status. Thus, in the event that an affected Receivable is in default, there may be delays and losses occasioned by the inability to exercise the Issuer’s rights with respect to the related Financed Vehicle in a timely fashion.

Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners” together with the Note Owners, the “Security Owners”) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuer will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Issuer, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Issuer and the notes, certificates and related terms, parties and documents applicable to the Issuer.

Trusts Which Are Not Treated as Grantor Trusts

Tax Characterization of the Trusts. In the case of a Trust which is not intended to be treated as a grantor trust (an “owner trust”), Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

Tax Characterization of the LLCs. In the case of an LLC, Federal Tax Counsel will deliver its opinion that the LLC will not be an association, or publicly traded partnership, taxable as a corporation for federal income purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the LLC Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the LLC, or restrictions, if any, on transfers of the certificates, will exempt the LLC from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust or an LLC were taxable as a corporation for federal income tax purposes, the Trust or LLC would be subject to corporate income tax on its taxable income. The Trust’s or LLC’s taxable income would include all of its income on the related Receivables, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners

Treatment of the Notes as Indebtedness. The Issuer will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Issuer were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Issuer expenses, and income from the Issuer’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes Generally. Expect as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount. Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Issuer will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”). The OID Regulations concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) The amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the related prospectus supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under “—Payment Lag Notes; Initial Period Considerations,” and “—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date or distribution date, as the case may be. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods. Such a Note Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Note Owner is entitled. However, Treasury regulations do not address this issue.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest. Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.

Conversely, if the interest on a note does not constitute “qualified stated interest”, such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable”. The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes, Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes. Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules. A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term. Further, an objective rate does not include a rate that is based on information that is within the control of the Issuer (or a party related to the Issuer) or that is unique to the circumstances of the Issuer (or a party related to the Issuer). An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in “—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the Issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate

Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in “—Interest Income on the Notes—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point.

Market Discount. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under “—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes. If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under “—Interest Income on the Notes—Market Discount.” Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Short-Term Notes. In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes. Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration, or which has elected to be treated as a United States person. A “Foreign Person” is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes. Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax at the current rate of 30 percent of “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of an Owner Trust

Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable Prospectus Supplement.

Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust’s income will consist primarily of interest and finance charges earned on the related Receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Receivables.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

(1) the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2) any Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(3) any prepayment premium payable to the Certificate Owners for the applicable month; and

(4) any other amounts of income payable to the Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate pass-through rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Receivable, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium. The purchase price paid by the Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. See “Tax Consequences to Note Owners—Premium” and “—Market Discount” above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. See “Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Receivables or to offset any premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates. Gain or loss realized by a certificate owner on the sale or other taxable disposition of a certificate generally will be capital gain or loss, except to the extent that the amount realized is required to be characterized as ordinary under applicable provisions of the Code and Treasury Regulations (e.g., as a result of accrued but previously unrecognized discount on certain debt obligations held by the Issuer). The amount of gain or loss realized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. Any capital gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year. A Certificate Owner’s tax basis in a certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions. In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner except to the extent that the amount of any money (including certain marketable securities) distributed for that certificate exceeds the adjusted basis of that Certificate Owner’s interest in the Certificate. In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest. Any gain or loss recognized by a Certificate Owner generally will be treated as gain or loss from the sale of certificates.

Section 754 Election. In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or cause to be kept complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

(1) the name, address and identification number of such person;

(2) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(3) particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The Company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. To the extent provided in the related prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Certain Foreign Certificate Owners. As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a current rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax.

Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax of 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Tax Consequences to Certificate Holders of an LLC

Treatment of the LLC as a Partnership. The LLC will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the LLC as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the LLC, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the LLC and to treat the LLC as a disregarded entity. See “Tax Consequences to Certificate Owners of Owner Trust” for general information regarding the material United States federal income tax consequences of acquiring, holding and disposing of a partnership interest in a partnership such as the LLC.

Grantor Trusts

Characterization. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders. Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates”, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Receivables and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Receivables, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment generally will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under “—Stripped Certificates”. Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates”, this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Receivable in the Trust at a price determined by allocating the purchase price paid for the certificate among all Receivables in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Receivable is less than or greater than the portion of the stated redemption price at maturity of the Receivable, the interest in the Receivable will have been acquired at a discount or premium. See “—Market Discount” and “—Premium” below.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Receivable is acquired.

Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates”. In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Receivable from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, see “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount”, the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

(1) if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders” above);

(2) if the Company or any other party retains a retained yield with respect to the Receivables held by the Trust;

(3) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

(4) if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount” above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

Subordinated Certificates. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Receivable plus a portion of the interest due on each Receivable (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Receivable equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”). The “Subordinate Class Percentage” equals the initial principal balance of the Subordinate Certificates divided by the sum of the initial principal balance of the Subordinate Certificates and the Senior Certificates. The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The senior certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The subordinate certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Receivables would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive a distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

(1) received as distributions their full share of receipts;

(2) paid over to the senior certificateholders an amount equal to the Shortfall Amount; and

(3) retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Receivables or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis:

(1) subordinate certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

(2) a loss would only be allowed to the subordinate certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

(3) reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to subordinate certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount. The Treasury regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Receivable with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See “—Market Discount” above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Receivable that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Receivable and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Receivables represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Receivables not previously taken into income. See “—Market Discount” above. Further, grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

Foreign Investors in Grantor Trust Certificates. A holder of grantor trust certificate who is not a “United States person” (as defined above at “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person, as defined above at “Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes” generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax at the current rate of 30% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

STATE AND LOCAL TAX CONSIDERATIONS

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related issuer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the originator, the depositor, the indenture trustee, the underwriters, the servicer, the seller, the issuer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a benefit plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

General Discussion. The DOL has granted to Banc One Capital Markets, Inc. an individual exemption, Prohibited Transaction Exemption 94-84, which was amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”) and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to certificates which meet its requirements whenever Banc One Capital Markets, Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.

The Exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle credit instruments such as the retail installment sales contracts securing the notes and certificates offered by this prospectus.

The Exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the Exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc.;

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services;

(4) The owner trustee is a substantial financial institution and is not an “affiliate,” as defined in the exemption, of any other member of the “restricted group” other than the underwriter. The “restricted group” which consists of the underwriter, the trustee, the seller, the servicer, any subservicer, any swap counterparty, the insurer, any obligor with respect to retail installment sales contracts and installment loans constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties;

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(6) The issuer satisfies the following requirements:

(a) the corpus of the issuer consists solely of assets of the type which have been included in other investment pools,

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates, and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

Some transactions are not covered by the Exemption or any other exemption. The Exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriter, the owner trustee, the servicer or any “obligor” (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

(1) a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

(2) immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

(3) in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

The Exemption will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

Each purchaser that is a benefit plan or that is investing on behalf of or with plan assets of a benefit plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s Exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the Exemption. If the ratings decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

For more information, including whether an Exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an Exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the Company will agree to sell or cause the related Issuer to sell to the underwriter named in the applicable prospectus supplement, and the underwriter will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in private placement.

In the underwriting agreement with respect to any given series of securities, the underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.

Each related prospectus supplement will either:

(1) set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

(2) specify that the related securities are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the seller will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriter may be required to make in respect thereof. Each Issuer may invest funds in its accounts in eligible investments acquired from the underwriter or from the seller, the company or any of their affiliates.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

RATING OF THE SECURITIES

Any class offered securities will be:

(1) rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

(2) identified in the related prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as investment grade.

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

With respect to each series of securities, the servicer of the related Receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related Issuer. See “Certain Information Regarding the Securities—Statements to Securityholders”.

AVAILABLE INFORMATION

The Company, as originator of the Issuers, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the related prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Company or the seller. The forward-looking statements made in this prospectus and the related prospectus supplement are accurate as of the date stated on the cover of the prospectus and the related prospectus supplement. The Company has no obligation to update or revise any such forward-looking statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the Company on behalf of the Issuer referred to in the related prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by the Issuer shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company on behalf of any Issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Bond Securitization, L.L.C., 1 Bank One Plaza, Chicago, Illinois 60670, telephone  (312) 732-4000.

LEGAL MATTERS

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Issuer, the Company and the seller, by the law firms specified in the related prospectus supplement.

INDEX OF DEFINED TERMS

1997 Act	62
Accounts	34
Accrual Period	49
Actuarial Method	12
Actuarial Receivables	12
Advances	36
Amortization Period	24
Balloon Payment	12
Balloon Payment Receivable	12
Benefit Plan	64
Cede	24
Certificate Distribution Account	34
Certificate Owners	47
Certificate Pool Factor	15
Clearing Agency	25
Clearing Corporation	25
Clearstream	24
Code	48
Collection Account	34
Collection Period	36
Commission	68
Company	7
Definitive Securities	31
DTC	24
DTC Indirect Participants	25
DTC Participants	25
Eligible Deposit Account	34
Eligible Institution	34
Eligible Investments	34
Euroclear	24
Events of Default	17
Exchange Act	68
Exemption	65
Federal Tax Counsel	47
Financed Vehicles	7
Foreign Person	54
FTC Rule	45
Grantor Trust Certificateholders	59
Indenture	15
Investment Earnings	34
IRS	47
Issuer	7
Limited Liability Company Agreement	7
LLC	7
Multiple Variable Rate Note	51
Non-United States Owner	58
Note Distribution Account	34
Note Owners	47
Note Pool Factor	15
Objective Rate	51
OID	29
OID Regulations	48
Owner Trust	47
Participants	25
Payahead Account	34
Payaheads	36
Pool Balance	15
Pooling and Servicing Agreement	7
Precomputed Advance	36
Precomputed Receivables	12
Pre-Funded Amount	35
Pre-Funding Account	35
Pre-Funding Period	35
Prepayment Assumption	48
Presumed Single Qualified Floating Rate	50
Presumed Single Variable Rate	51
PTE 97-34	65
PTE 2000-58	65
PTE 2002-41	65
Qualified Floating Rate	50
Rating Agency	23
Receivable Maturity Date	35
Receivables	7
Receivables Purchase Agreement	32
Registration Statement	68
Related Documents	19
Repurchase Amount	33
Reserve Account	38
Revolving Period	24
Rule of 78s Receivables	12
Sale and Servicing Agreement	7
Schedule of Receivables	33
Securities Act	68
Security Owners	47
Senior Certificates	61
Senior Class Percentage	61
Servicer Default	40
Servicing Fee	37
Servicing Fee Rate	37
Shortfall Amount	61
Short-Term Accruers	53
Short-Term Note	53
Simple Interest Advance	36
Simple Interest Method	12
Simple Interest Receivables	12
Single Variable Rate Note	51
Stripped Certificates	60
Subordinate Certificates	61
Subordinate Class Percentage	61
TIN	30
Transfer and Servicing Agreements	32
Trust	7
Trust Agreement	7
Trust Stripped Bond	61
Trust Stripped Coupon	61
U.S. Person	30
Variable Rate Note	50

i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is currently only as of its date.

New South Motor Vehicle Trust 2002-A

$35,000,000 Class A-1
1.44% Asset Backed Notes
$45,400,000 Class A-2
1.94% Asset Backed Notes
$56,951,213 Class A-3
3.03% Asset Backed Notes

New South Federal Savings Bank
Originator and Servicer

Bond Securitization, L.L.C.
Depositor

PROSPECTUS SUPPLEMENT

Banc One Capital Markets, Inc.

Through and including February 16, 2003 (the 90th day after the date of this prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.